Exhibit 10.1

EXECUTION VERSION

SECOND AMENDED AND RESTATED
SHARE PURCHASE AGREEMENT

dated as of February 8, 2023

by and among

SURF AIR GLOBAL LTD.

GEM GLOBAL YIELD LLC SCS

and

GEM YIELD BAHAMAS LIMITED

i

EXHIBITS

Exhibit A	Form of Registration Rights Agreement
Exhibit B	Form of Company Closing Certificate
Exhibit C	Form of Company Compliance Certificate
Exhibit D	Form of Draw Down Notice
Exhibit E	Form of Closing Notice

COMPANY DISCLOSURE SCHEDULES

Schedule 3.01(c)	Capitalization
Schedule 3.01(j)	Indebtedness
Schedule 3.01(p)	Operation of Business
Schedule 3.01(q)	Environmental Compliance
Schedule 3.01(s)	Transactions with Affiliates
Schedule 3.01(u)	Employees

ii

SECOND AMENDED AND RESTATED
SHARE PURCHASE AGREEMENT

February 8, 2023

This SECOND AMENDED AND RESTATED SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the date first above written by and among SURF AIR GLOBAL LTD., a company limited by shares formed under the laws of the British Virgin Islands and having BVI Co. No. 1915770 and a principal place of business at 12111 Crenshaw Boulevard, Hawthorne, California, 90250 (the “Company”), on the one hand, and GEM GLOBAL YIELD LLC SCS, a “société en commandite simple” formed under the laws of Luxembourg having LEI No. 213800CXBEHFXVLBZO92 having an address at 412F, Route d’Esch, L-2086 Luxembourg (“Purchaser”) and GEM YIELD BAHAMAS LIMITED, a limited company formed under the laws of the Commonwealth of the Bahamas and having an address at 3 Bayside Executive Park, West Bay Street & Blake Road, P.O. Box N-4875, Nassau, The Bahamas (“GYBL,” and together with the Company and Purchaser, the “Parties”), on the other hand.

RECITALS

WHEREAS, the Parties entered into that certain Share Purchase Agreement, dated as of August 25, 2020 (the “Original Agreement”), and that certain Amended and Restated Share Purchase Agreement, dated as of May 17, 2022 (the “A&R Agreement”), and desire to amend and restate the Original Agreement and the A&R Agreement as set forth herein;

WHEREAS, the Parties desire that, upon the terms and subject to the conditions contained herein, the Company may issue and sell to the Purchaser, and the Purchaser may purchase from the Company up to the Aggregate Limit of the Shares (as defined below);

WHEREAS, as partial consideration for the transactions contemplated hereby, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Purchased Shares (as defined below).

WHEREAS, such investments will be made in reliance upon the provisions of Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”) and Rule 506 of Regulation D promulgated by the Commission under the Securities Act (“Regulation D”), and upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in the Shares to be made hereunder; and

WHEREAS, the Parties entered into that certain Registration Rights Agreement concurrently with the execution of the Original Agreement, pursuant to which the Company shall register the Shares and the Purchased Shares, upon the terms and subject to the conditions set forth therein.

NOW, THEREFORE, the Parties, intending to be legally bound, agree to amend and restate the Original Agreement and the A&R Agreement as follows:

Article I
Definitions.

Section 1.01 Definitions.

(a) Additional Transferred Shares” shall have the meaning assigned to such term in Section 6.03(d) hereof.

(b) Adjustment Date” shall have the meaning assigned to such term in Section 4.12(b) hereof.

(c) Affiliate” means with respect to a party to this Agreement (i) any company of which over fifty percent (50%) of its issued and voting share capital is owned or controlled, directly or indirectly, by such party, or (ii) any company which owns or controls, directly or indirectly, over fifty percent (50%) of the issued and voting share capital of such party, or (iii) any company owned or controlled, directly or indirectly, to the extent of over fifty percent (50%) or more of the issued and voting share capital, by any of the foregoing.

(d) Aggregate Limit” shall have the meaning assigned to such term in Section 2.01(a) hereof.

(e) Aggregate Maximum Purchase Price” shall have the meaning assigned to such term in Section 6.03(d) hereof.

(f) Articles” shall have the meaning assigned to such term in Section 3.01(c) hereof.

(g) Change of Control” shall mean (i) the acquisition by any Person of direct or indirect beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then-issued and outstanding equity of the Company; (ii) the occurrence of a merger, consolidation, reorganization, share exchange or similar corporate transaction, whether or not the Company is the surviving corporation, other than a transaction which would result in the voting equity outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the voting equity shares of the Company or such surviving entity immediately after such transaction; or (iii) the sale, transfer or disposition of all or substantially all of the business and assets of the Company to any Person.

(h) Closing” shall have the meaning assigned to such term in Section 2.04 hereof.

(i) Closing Date” means the date of the Original Agreement.

(j) Code” means the United States Internal Revenue Code of 1986, as amended.

(k) Commission” shall mean the Securities and Exchange Commission or any successor entity.

(l) Commission Documents” shall mean, as of a particular date, all reports, schedules, forms, statements and other documents filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act, and shall include all information contained in such filings and all filings incorporated by reference therein.

(m) Commitment Fee” shall have the meaning assigned to such term in Section 4.12.

(n) Committed Draw Down” shall have the meaning assigned to such term in Section 6.03(a) hereof.

(o) Committed Draw Down Amount” shall mean $25,000,000.

(p) Committed Draw Down Date” shall mean each of (I) the “First Draw Down Date”, which shall be a date determined by the Company that is no later than the 5th Trading Day after the satisfaction of the conditions set forth in Section 5.04, (II) the “Second Draw Down Date”, which shall be a date determined by the Company that is no earlier than the 1st Trading Day following the end of the first Committed Draw Down Pricing Period and no later than the 5th Trading Day after the end of the first Committed Draw Down Pricing Period (or in the event there is no First Draw Down Date, no earlier than the 5th Trading Day after the satisfaction of the conditions set forth in Section 5.04), (III) the “Third Draw Down Date”, which shall be a date determined by the Company that is no earlier than the 1st Trading Day following the end of the second Committed Draw Down Pricing Period and no later than the 5th Trading Day after the end of the second Committed Draw Down Pricing Period (or in the event there is no Second Draw Down Date, the date which would have been the end of the second Committed Draw Down Pricing Period had the Draw Down Notice therefor been delivered on the 25th Trading Day after the satisfaction of the conditions set forth in Section 5.04), and (IV) the “Fourth Draw Down Date”, which shall be a date determined by the Company that is no earlier than the 1st Trading Day following the end of the third Committed Draw Down Pricing Period and no later than the 5th Trading Day after the end of the third Committed Draw Down Pricing Period (or in the event there is no Third Draw Down Date, the date which would have been the end of the third Committed Draw Down Pricing Period had the Draw Down Notice therefor been delivered on the 45th Trading Day after the satisfaction of the conditions set forth in Section 5.04).

(q) Committed Draw Down Purchase Price” shall mean a per-Share amount equal to 90% of the average Volume Weighted Average Prices during the applicable Committed Draw Down Pricing Period.

(r) Committed Draw Down Notice” shall have the meaning assigned to such term in Section 6.03 hereof.

(s) Committed Draw Down Pricing Period” shall have the meaning assigned to such term in Section 6.03 hereof.

(t) Committed Draw Down Shortfall” shall have the meaning assigned to such term in Section 6.03(d) hereof.

(u) Current Report” shall have the meaning as set forth in Section 2.03.

(v) Common Shares” means, without limitation, the common stock, equity shares, or other ordinary or common equity shares of the Company that are to be listed on the Principal Market.

(w) Draw Down” means the transactions contemplated under Section 6.01 and Section 6.03 of this Agreement.

(x) Draw Down Amount” means the actual amount of proceeds to be paid by the Purchaser in connection with a Draw Down.

(y) Draw Down Amount Requested” shall mean the amount of a Draw Down requested by the Company in its Draw Down Notice as provided in Section 6.01(h) hereof.

(z) Draw Down Exercise Date” shall have the meaning assigned to such term in Section 6.01(h) hereof.

(aa) “Draw Down Limit” shall have the meaning assigned to such term in Section 6.01(a) hereof.

(bb) “Draw Down Notice” shall mean a notice sent by the Company to exercise a Draw Down as provided in Section 6.01(h) hereof.

(cc) “Draw Down Pricing Period” shall mean a period of 20 consecutive Trading Days commencing with the first Trading Day designated in each Draw Down Notice.

(dd) “Effective Date” shall mean the date of the execution and delivery this Agreement.

(ee) “Environmental Laws” shall have the meaning assigned to such term in Section 3.01(r) hereof.

(ff) “Escrow” shall have the meaning assigned to such term in Section 6.03(b).

(gg) “Escrow Agent” shall mean a nationally recognized firm that provides escrow services mutually selected by the Parties and reasonably satisfactory to the Purchaser to serve as escrow agent pursuant to the terms of the Escrow Agreement.

(hh) “Escrow Agreement” shall have the meaning assigned to such term in Section 4.17.

(ii) Equity Purchase Price” shall have the meaning assigned to such term in Section 2.01(b).

(jj) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

(kk) “First Trading Day” shall mean the first day on which the Shares trade on the Principal Market.

(ll) “Fundamental Representations” means the representations and warranties of the Company set forth in Sections 3.01(a) (Organization, Good Standing and Power), 3.01(b) (Authorization, Enforcement), 3.01(c) (Capitalization), 3.01(d) (Issuance of Shares), 3.01(e)(i) (No Conflicts with Organizational Documents), 3.01(g) (No Material Adverse Effect) and 3.01(n) (Certain Fees).

(mm) “GAAP” shall mean generally accepted accounting principles in the United States of America as consistently applied by the Company.

(nn) “Indebtedness” shall have the meaning assigned to such term in Section 3.01(k) hereof.

(oo) Initial Mandatory Draw Down” shall have the meaning assigned to such term in Section 6.03(d)(i).

(pp) “Investment Period” shall have the meaning assigned to such term in Section 7.01 hereof.

(qq) “Knowledge” means the actual knowledge of the Company’s Chief Executive Officer and Chief Financial Officer, after reasonable inquiry of all officers, directors and employees of the Company who could reasonably be expected to have knowledge or information with respect to the matter in question.

(rr) “Lien” means with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, option, adverse claim, restriction on title or transfer, encroachments, occupancy rights, or other encumbrance of any kind or character in respect of such property or asset, and any agreement to create any of the foregoing.

(ss) “Losses” shall have the meaning assigned to such term in Section 8.01(a) hereof.

(tt) “Material Adverse Effect” shall mean (i) any effect on the business, operations, properties or condition (financial or otherwise) of the Company that is material and adverse to the Company and its Affiliates, taken as a whole, or (ii) any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement in any material respect; provided, however, that in the case of clause (i), none of the following shall be taken into account in determining whether a Material Adverse Effect has occurred: any events, changes or effects (a) occurring in economic or political conditions or the financing, banking, currency or capital markets in general; (b) occurring generally in, or generally affecting, the industries or the markets in which Company conduct business; (c) resulting from changes in laws or orders or approvals of governmental authorities, or accounting requirements or principles, or any interpretation thereof, after the date hereof; (d) resulting from an outbreak or escalation of hostilities involving any country where Company does business, the declaration by any country where Company does business of a national emergency or war, or the occurrence of any acts of terrorism and any actions or reactions thereto in such country; (e) resulting from any natural disaster; (f) resulting from any failure of Company to meet any projections or forecasts (provided that this clause (f) shall not by itself exclude the underlying causes of any such failure); or (g) due to any epidemic, pandemic, disease outbreak (including COVID-19) or other health crisis or public health event, or the worsening of any of the foregoing; provided, further, that notwithstanding the foregoing, with respect to clauses (a), (b), (c), (d), (e) and (f) above, any such event, change or effect shall be taken into account in determining whether a Material Adverse Effect has occurred to the extent such event, change or effect disproportionately and adversely affects the Company as compared to other participants in industries or markets in which the Company operates.

(uu) “Material Agreements” shall have the meaning assigned to such term in Section 3.01(r) hereof.

(vv) “Memorandum” shall have the meaning assigned to such term in Section 3.01(c) hereof.

(ww) “Other Financing” shall have the meaning assigned to such term in Section 4.10 hereof.

(xx) Parties” shall have the meaning assigned to such term in the preamble.

(yy) “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

(zz) “Plan” shall have the meaning assigned to such term in Section 3.01(x) hereof.

(aaa) “Principal Market” shall mean the U.S. national securities exchange on which the Common Shares are traded.

(bbb) “Private Placement Transaction” shall mean a sale of Common Shares by the Company or the Successor Company to investors in a private placement pursuant to Sections 4(2) or 4(6) or Rule 504, 505 or 506 of the Securities Act

(ccc) “Private Transaction” shall have the meaning assigned to such term in Section 4.13.

(ddd) “Prospectus” means the prospectus in the form included in the Registration Statement, as supplemented from time to time by any Prospectus Supplement, including the documents incorporated by reference therein.

(eee) “Prospectus Supplement” means any prospectus supplement to the Prospectus filed with the Commission from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

(fff) “Public Company Date” means the date that the Company becomes subject to the reporting requirements of the Exchange Act.

(ggg) “Public Listing” shall mean the public listing of the Shares for trading on the Principal Market or the consummation of a Reverse Merger Transaction, whichever is earlier.

(hhh) “Public Listing Date” means the date on which the Public Listing occurs.

(iii) Purchase Price” shall have the meaning assigned to such term in Section 6.01(a) hereof.

(jjj) “Purchased Shares” has the meaning set forth in Section 2.01(b).

(kkk) “Registration Statement” shall mean one or more registration statements on Form S-1, S-3 or S-4 under the Securities Act, or other relevant registration statement, as applicable, to be filed by the Company with the Commission with respect to the registration of the Shares and the Purchased Shares, pursuant to the Registration Rights Agreement.

(lll) “Reverse Merger Transaction” shall mean a merger, reverse merger, acquisition, consolidation, business combination or similar transaction between the Company or one of its subsidiaries or Affiliates and a special purpose acquisition company or other entity whose securities are publicly listed on the Principal Market, following which transaction (i) the shares of the special purpose acquisition company or other entity, the Company or one of their respective Subsidiaries or Affiliates are publicly listed on the Principal Market, or (ii) the applicable publicly listed person holds, owns or has the right to acquire, directly or indirectly, all or substantially all of the assets of the Company (and/or any of its subsidiaries or Affiliates), as determined on a consolidated basis prior to the consummation of the applicable transaction.

(mmm) “Second Mandatory Draw Down” shall have the meaning assigned to such term in Section 6.03(d)(ii).

(nnn) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

(ooo) Settlement Date” shall have the meaning assigned to such term in Section 6.01(d) hereof.

(ppp) “Shares” shall mean all of the Common Shares of the Company issuable to the Purchaser upon exercise of any Draw Down.

(qqq) “Subsequent Aggregate Maximum Purchase Price” shall have the meaning assigned to such term in Section 6.03(d) hereof.

(rrr) “Subsequent Committed Draw Down” shall have the meaning assigned to such term in Section 6.03(d) hereof.

(sss) “Subsequent Committed Draw Down Pricing Period” shall have the meaning assigned to such term in Section 6.03(d) hereof.

(ttt) “Subsequent Committed Draw Down Purchase Price” shall mean a per-Share amount equal to 90% of the average Volume Weighted Average Prices during the applicable Subsequent Committed Draw Down Pricing Period.

(uuu) “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other Persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

(vvv) “Successor Company” shall mean (i) any company the common equity shares of which are traded on the Principal Market with which the Company merges, consolidates, amalgamates or combines, including without limitation, the resulting or successor company in a merger transaction or a Reverse Merger Transaction, or (ii) any successor or similar entity of the Company (whether by merger, consolidation, combination or otherwise) or any subsidiary or Affiliate of, or other similar entity related to, the Company or any subsidiary or Affiliate thereof, in each case, formed for the purpose of facilitating, or in connection with, a Public Listing.

(www) “Threshold Price” is the lowest price at which the Company may sell Shares during a Draw Down Pricing Period, as set forth in each Draw Down Notice.

(xxx) Trading Day” shall mean a trading day on the Principal Market.

(yyy) “Transaction Documents” shall mean this Agreement, the Registration Rights Agreement, the Escrow Agreement, and each other agreement or undertaking executed or delivered to the Purchaser by the Company pursuant hereto or thereto.

(zzz) “Transferred Shares” shall have the meaning assigned to such term in Section 6.03(b) hereof.

(aaaa) “Volume Weighted Average Price” means the volume weighted average sale price per Common Shares as recorded by the Principal Market, on a particular day.

Article II
PURCHASE AND SALE OF SHARES

Section 2.01 Purchase and Sale of Shares.

(a) Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company during the Investment Period (as defined in Section 7.01) up to the number of Common Shares having an aggregate value of U.S. $400,000,000 as of the respective Settlement Dates of the Draw Downs (the “Aggregate Limit”) duly authorized, validly issued, fully paid and non-assessable Shares of the Company by the delivery to the Purchaser of Draw Down Notices as provided in ARTICLE VI hereof. The aggregate dollar amount of all Draw Down Amounts pursuant to the terms and conditions of this Agreement shall not exceed the Aggregate Limit. For the avoidance of doubt, each Committed Draw Down paid by the Purchaser in accordance with Section 6.03(a) shall be deemed a Draw Down Amount and included for purposes of determining whether the Purchaser has purchased the Aggregate Limit.

(b) In addition to any Shares purchased by the Purchaser pursuant to any Draw Down Notice, upon the terms and subject to the conditions of this Agreement, on the Public Listing Date, the Company shall sell, assign, transfer and convey to Purchaser, free and clear of all Liens, and Purchaser shall purchase and acquire from the Company, an amount of Common Shares equal to 0.75% of the total number of Common Shares outstanding as of the Public Listing Date, calculated on a fully diluted basis (the “Purchased Shares”), for an aggregate purchase price of $0.01 per Common Share (the “Equity Purchase Price”).

Section 2.02 The Shares. The Company has or will have authorized and has or will have reserved, and covenants to continue to so reserve once reserved, free of preemptive rights and other similar contractual rights of shareholders, a sufficient number of its authorized but unissued Common Shares to cover the Purchased Shares and the Shares to be issued in connection with all Draw Downs requested under this Agreement prior to the issuance to the Purchaser of such Shares under this Agreement.

Section 2.03  Required Filings. If the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, as soon as practicable, but in any event not later than 5:30 p.m. (New York City time) on the fourth Trading Day immediately following the Public Company Date, the Company shall file with the Commission a report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of the Transaction Documents and attaching copies of this Agreement and the Registration Rights Agreement (including all exhibits thereto, the “Current Report”). In the event that such terms, conditions and copies are included in the Registration Statement, then the Current Report need not be filed with the Commission. The Company shall provide the Purchaser a reasonable opportunity to comment on a draft of such Current Report, give due consideration to such comments, and not file the Current Report to the extent the Purchaser reasonably objects to the form or content thereof. Not later than 15 calendar days following the Closing Date, the Company shall file a Form D with respect to the securities hereunder in accordance with Regulation D and shall provide a copy thereof to the Purchaser promptly after such filing. The Company shall prepare and file the Registration Statement (including the Prospectus) covering the resale by the Purchaser of the registrable securities with the Commission in accordance with the provisions of the Securities Act and the Registration Rights Agreement. The Company shall file with the Commission in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with sales pursuant to the Registration Statement no later than 8:30 a.m. (New York City time) on the first Draw Down Exercise Date. If the transactions contemplated by any Draw Down are material to the Company (individually or collectively with all other prior Draw Downs, the consummation of which have not previously been reported in any Prospectus Supplement filed with the Commission under Rule 424(b) under the Securities Act or in any report, statement or other document filed by the Company with the Commission under the Exchange Act), or if otherwise required under the Securities Act (or the interpretations of the Commission thereof), in each case as reasonably determined by the Company or the Purchaser, then, on the first Trading Day immediately following the last Trading Day of the Draw Down Pricing Period with respect to such Draw Down, the Company shall file with the Commission a Prospectus Supplement pursuant to Rule 424(b) under the Securities Act with respect to the applicable Draw Down(s), disclosing the total Draw Down Amount Requested pursuant to such Draw Down(s), the total number of Shares that are to be (and, if applicable, have been) issued and sold to the Purchaser pursuant to such Draw Down(s), the total purchase price for the Shares subject to such Draw Down(s), the applicable discount price(s) for such Shares and the net proceeds that are to be (and, if applicable, have been) received by the Company from the sale of such Shares. To the extent not previously disclosed in the Prospectus or a Prospectus Supplement, the Company shall disclose in its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K the information described in the immediately preceding sentence relating to all Draw Down(s) consummated during the relevant fiscal year, and include each such report in a Prospectus Supplement and file such Prospectus Supplement with the Commission under Rule 424(b) under the Securities Act.

Section 2.04 Closing Date; Settlement Dates. The Original Agreement became effective and binding (the “Closing”) upon the delivery of counterpart signature pages of the Original Agreement and the Registration Rights Agreement executed by each of the parties hereto and thereto, and the delivery of all other documents, instruments and writings required to be delivered at the Closing, in each case as provided in ARTICLE V on the Closing Date. In consideration of and in express reliance upon the representations, warranties and covenants contained in, and upon the terms and subject to the conditions of, this Agreement, during the Investment Period the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Shares in respect of each Draw Down. The issuance and sale of Shares to the Purchaser pursuant to any Draw Down shall occur on the applicable Settlement Date in accordance with the terms of this Agreement; provided that all of the conditions precedent thereto set forth in ARTICLE V theretofore shall have been fulfilled on or prior to such Settlement Date.

Article III
REPRESENTATIONS AND WARRANTIES

Section 3.01  Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser and GYBL as of the date of the Original Agreement, as of the Effective Date, as of each Draw Down Exercise Date and as of each Settlement Date, except (i) where the representation is expressly made only as of the Effective Date and, (ii) with respect to Draw Down Exercise Dates, to the extent stated otherwise in any updates to the Schedules provided by the Company or in any Commission Documents filed through such time (it being understood that any Commission Documents shall be deemed to be incorporated into such Schedules as of their respective dates of filing with the Commission):

(a)  Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. All Company Subsidiaries are duly formed, validly existing and in good standing under the laws of their respective jurisdictions of formation and have the requisite corporate power and authority to own, lease and operate their respective properties and assets and to conduct their respective business as it is now being conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified, authorized or in good standing would not have a Material Adverse Effect.

(b)  Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and each other Transaction Document and to issue and sell the Purchased Shares and the Shares in accordance with the terms hereof. Except for approvals of the Company’s Board of Directors or a committee thereof as may be required in connection with any issuance and sale of Shares to the Purchaser hereunder, the execution, delivery and performance of this Agreement and each other Transaction Document by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and, except as contemplated by Section 2.02, no further consent or authorization of the Company or its Board of Directors or shareholders is required. This Agreement and each other Transaction Document has been duly executed and delivered by the Company. This Agreement and each other Transaction Document constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)  Capitalization. The authorized equity capital of the Company and the shares thereof issued and outstanding are or will be as set forth in the Commission Documents as of the date of such Commission Documents. All of the Shares will be, and the outstanding Common Shares have been, duly and validly authorized, and are fully paid and non-assessable. Except as are or will be set forth in the Commission Documents, no holders of Shares or Common Shares are entitled to preemptive rights or registration rights, and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of equity capital of the Company. Furthermore, except as are or will be set forth in the Commission Documents, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional equity shares of the Company or options, securities or rights convertible into equity shares of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as set forth on Schedule 3.01(c) attached hereto, the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any equity shares of the Company. The offer and sale of all equity shares, convertible securities, rights, warrants, or options of the Company complied in all material respects with all applicable federal and state securities laws. No shareholder of the Company has a right of rescission or damages with respect to the offer and sale of equity shares, convertible securities, rights, warrants or options of the Company. Except as is or will be set forth in the Commission Documents, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any of the other Transaction Documents or the consummation of the transactions described herein or therein. The Company has furnished or made available to the Purchaser true and correct copies of the Company’s Articles of Association as in effect on the Effective Date (the “Articles”) and Memorandum of Association as in effect on the Effective Date (the “Memorandum”).

(d)  Issuance of Shares. The Purchased Shares and the Shares to be issued under this Agreement, in each case, have been or will be (prior to issuance to the Purchaser or GYBL hereunder) duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Purchased Shares and the Shares, in each case, shall be validly issued and outstanding, fully paid and nonassessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Shares.

(e)  No Conflicts. The execution, delivery and performance of this Agreement and each other Transaction Document by the Company and the consummation by the Company of the transactions contemplated herein do not (i) violate any provision of the Company’s Articles or Memorandum, (ii) conflict with, result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company are bound or affected. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and each other Transaction Document, or issue and sell the Purchased Shares or the Shares to the Purchaser in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the Commission or the Principal Market subsequent to the Effective Date, including the Registration Statement and any registration statement, amendment, prospectus or prospectus supplement which may be filed pursuant hereto); provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations, warranties and agreements of the Purchaser herein.

(f)  Commission Documents, Financial Statements. If and during the period that the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company has timely filed all Commission Documents (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act). The Company has delivered or made available, or will make available, to the Purchaser true and complete copies of the Commission Documents filed with the Commission prior to the Effective Date. The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement and the other Transaction Documents. As of their respective filing dates, the Commission Documents complied in all material respects with the requirements of the Exchange Act and other federal, state and local laws, rules and regulations applicable to them, and, as of their respective dates, the Commission Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)  No Material Adverse Effect. No Material Adverse Effect has occurred or exists with respect to the Company.

(h)  No Undisclosed Liabilities. The Company has no liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents other than liabilities incurred in the ordinary course of business since the date of such Commission Documents which, individually and in the aggregate, are not material to the Company’s business.

(i)  No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed as of the date on which such disclosure or announcement is required to be made under applicable law, rule or regulation.

(j)  Indebtedness. Schedule 3.01(j) attached hereto sets forth as of the Effective Date all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments through such date. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $1,000,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others in excess of $1,000,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $1,000,000 due under leases required to be capitalized in accordance with GAAP. The Company is not in default with respect to any Indebtedness, except as set forth on Schedule 3.01(c) attached hereto. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to Title 11 of the United States Code, or other similar federal or state or other applicable bankruptcy law or law for the relief of debtors, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any such bankruptcy law or law for the relief of debtors. The Company is financially solvent and is generally able to pay its debts as they become due.

(k)  Title to Assets. Except as set forth in Section 3.01(k) hereto or in the Commission Documents, the Company has good, valid and marketable title to all of its real and personal property reflected in the Commission Documents, in each case, free of any mortgages, pledges, charges, Liens, security interests or other encumbrances. All said real property leases of the Company are valid and subsisting and in full force and effect in all material respects.

(l)  Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation or proceeding pending or, to the Knowledge of the Company, threatened, against or involving the Company, any Subsidiary or any of their respective properties or assets, or involving any officers or directors of the Company or any Subsidiary, including, without limitation, any securities class action lawsuit or shareholder derivative lawsuit related to the Company. No judgment, order, writ, injunction or decree or award has been issued by or, to the Knowledge of the Company, requested of any court, arbitrator or governmental agency.

(m)  Compliance with Law. The business of the Company has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances in all material respects. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it. The Company is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company, and the Company will not conduct its business in violation of any of the foregoing.

(n)  Certain Fees. No brokers, finders or financial advisory fees or commissions will be payable by the Company or any Subsidiary with respect to the transactions contemplated by this Agreement and the other Transaction Documents.

(o)  Disclosure. Neither this Agreement (including the Schedules hereto) nor any other Transaction Document nor the Commission Documents or any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement and the other Transaction Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading. The Company confirms that neither it, nor any other Person acting on its behalf, has provided the Purchaser or any of its agents, advisors or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company, other than the existence of the transactions contemplated by the Transaction Documents, except pursuant to a confidentiality and non-disclosure agreement.

(p)  Operation of Business. The Company owns or controls all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations of the Company as set forth in the Commission Documents or on Schedule 3.01(p) attached hereto, and all rights with respect to the foregoing, which are reasonably necessary for the conduct of its business as now conducted without, to the Company’s Knowledge, any conflict with the rights of others. The Company possesses such permits, licenses, approvals, consents and other authorizations (including licenses, accreditation and other similar documentation or approvals of any local health departments) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by it (collectively, “Governmental Licenses”). The Company is in compliance with the terms and conditions of all such Governmental Licenses, except as otherwise disclosed in the Commission Documents. All of the Governmental Licenses are valid and in full force and effect, except as otherwise disclosed in the Commission Documents. Except as set forth in the Commission Documents, the Company has not received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(q)  Environmental Compliance. Except as disclosed in the Commission Documents or on Schedule 3.01(q) attached hereto, the Company has obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other Person, that are required under any Environmental Laws. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. To the best of the Company’s Knowledge, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company that violate or could reasonably be expected to violate any Environmental Law after the date of the Original Agreement or that could reasonably be expected to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including, without limitation, underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(r)  Material Agreements. The Company is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to an annual report on Form 10-K (collectively, “Material Agreements”) which has not been furnished or disclosed to the Purchaser or filed in the Commission Documents. The Company has in all material respects performed all the obligations required to be performed by it to date under the Material Agreements, has received no notice of default by the Company thereunder and, to the best of the Company’s Knowledge, is not in default under any Material Agreement now in effect.

(s)  Transactions with Affiliates. Except as set forth in the Commission Documents or on Schedule 3.01(s) attached hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $120,000 between (a) the Company, on the one hand, and (b) any Person who would be covered by Item 404(a) of Regulation S-K, on the other hand. Except as disclosed in the Commission Documents, there are no outstanding amounts payable to or receivable from, or advances by the Company to, and the Company is not otherwise a creditor of or debtor to, any beneficial owner of more than five percent (5%) of the outstanding Common Shares, or any director, employee or Affiliate of the Company, other than (i) reimbursement for reasonable expenses incurred on behalf of the Company or (ii) as part of the normal and customary terms of such person’s employment or service as a director with the Company.

(t)  Securities Act. The Company will comply in all material respects with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares and the Purchased Shares hereunder. The Registration Statement, on the date it is filed with the Commission, on the date it is declared effective by the Commission (or becomes effective pursuant to Section 8 of the Securities Act), on each Draw Down Exercise Date and on each Settlement Date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 415 under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information relating to the Purchaser furnished to the Company in writing by or on behalf of the Purchaser expressly for use therein. The Prospectus and each Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement after the Closing Date, when taken together, on its date, on each Draw Down Exercise Date and on each Settlement Date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 424(b) under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Prospectus or any Prospectus Supplement made in reliance upon and in conformity with information relating to the Purchaser furnished to the Company in writing by or on behalf of the Purchaser expressly for use therein. Each Commission Document (other than the Registration Statement, the Prospectus or any Prospectus Supplement) to be filed with or furnished to the Commission after the Closing Date and incorporated by reference in the Registration Statement, the Prospectus or any Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement (including, without limitation, the Current Report), when such document is filed with or furnished to the Commission and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has delivered or made available to the Purchaser via EDGAR or otherwise true and complete copies of all comment letters and substantive correspondence received by the Company from the Commission relating to the Commission Documents filed with or furnished to the Commission as of the Closing Date, together with all written responses of the Company thereto in the form such responses were filed via EDGAR. There are no outstanding or unresolved comments or undertakings in such comment letters received by the Company from the Commission. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act. The Company has not distributed and, prior to the completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the related prospectus or other materials, if any, permitted by the Securities Act.

(u)  Employees. The Company does not have any collective bargaining arrangements or other agreements covering substantially all of its employees, except as set forth in the Commission Documents or on Schedule 3.01(u) attached hereto. Except as disclosed in the Registration Statement, the Commission Documents or Schedule 3.01(u), no officer, consultant or key employee of the Company has terminated or, to the Knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company.

(v)  Use of Proceeds. The proceeds from the sale of the Shares will be used by the Company for general corporate purposes and other working capital needs of the Company, which, for the avoidance of doubt, shall include the repayment of indebtedness of the Company.

(w)  Investment Company Act Status. The Company is not, and as a result of the consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds from the sale of the Shares as set forth in the Prospectus and the Prospectus Supplement shall not be required to be registered as, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(x)  ERISA. No liability has been incurred with respect to any Plan by the Company. No “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA has occurred with respect to any Plan, and the execution and delivery of this Agreement and the issuance and sale of the securities hereunder shall not result in any of the foregoing events. Each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualifications. As used in this Section 3.01(x), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(y)  Taxes. The Company (i) has filed all necessary federal, state and foreign income and franchise tax returns or has duly requested extensions thereof, (ii) has paid all federal, state, local and foreign taxes due and payable for which it is liable, except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the Company’s Knowledge, proposed against it. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a “passive foreign investment company” as defined in Section 1297 of the Code.

(z)  Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(aa)  U.S. Real Property Holding Corporation. The Company is not, nor has it ever been, and so long as any of the securities are held by the Purchaser, shall not become a U.S. real property holding corporation within the meaning of Section 897 of the Code.

(bb)  Exemption from Registration; Valid Issuances. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Purchaser, the offer and sale of the Purchased Shares and the Shares in accordance with the terms and conditions of this Agreement is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) and Rule 506 of Regulation D; provided, however, that at the request of and with the express agreement of the Purchaser, the Shares will be delivered to the Purchaser via book entry through the Depository Trust Company and will not bear legends noting restrictions as to resale of such securities under federal or state securities laws, nor will any such securities be subject to stop transfer instructions. Neither the offer and sale of the Purchased Shares nor the Shares pursuant to, nor the Company’s performance of its obligations under, the Transaction Documents to which it is a party shall (i) result in the creation or imposition of any Liens, charges, claims or other encumbrances upon the Shares, or (ii) entitle the holders of any outstanding equity shares of the Company to preemptive or other rights to subscribe to or acquire Common Shares or other securities of the Company.

(cc)  No General Solicitation or Advertising. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

(dd)  No Integrated Offering. None of the Company or any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Shares under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Shares to require approval of shareholders of the Company under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market. None of the Company, nor its Affiliates, nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the securities under the Securities Act or cause the offering of any of the Shares to be integrated with other offerings.

(ee)  Manipulation of Price. Neither the Company nor any of its officers, directors or Affiliates has, and, to the Knowledge of the Company, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or (ii) resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Shares, or (iii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares. Neither the Company nor any of its officers, directors or Affiliates will, during the term of this Agreement, and, to the Knowledge of the Company, no Person acting on their behalf will, during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

(ff)   Foreign Corrupt Practices Act. None of the Company, any Subsidiary or, to the Knowledge of the Company, any director, officer, agent, employee, Affiliate or other Person acting on behalf of the Company, is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company has conducted its business in compliance with the FCPA.

(gg)  Money Laundering Laws. The operations of the Company is and has been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and, to the Knowledge of the Company, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or threatened.

(hh)  OFAC. None of the Company or, to the Knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(ii)   Acknowledgment Regarding Purchaser’s Purchase of Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereunder and thereunder. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereunder and thereunder, and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereunder and thereunder is merely incidental to the Purchaser’s purchase of the Shares.

Section 3.02  Representatives and Warranties of the Purchaser. The Purchaser and GYBL hereby make the following representations and warranties to the Company as of the date of the Original Agreement, the Effective Date and as of the date of each Draw Down Notice and as of each Settlement Date:

(a)  Organization and Standing of the Purchaser. The Purchaser is a “société en commandite simple” duly formed, validly existing and in good standing under the laws of Luxembourg. GYBL is a limited company duly formed, validly existing and in good standing under the laws of the Commonwealth of the Bahamas.

(b)  Authorization and Power. Each of the Purchaser and GYBL has the requisite corporate power and authority to enter into and perform this Agreement and the other Transaction Documents to which it is a party and to purchase the Purchased Shares and the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by Purchaser and by GYBL and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Purchaser and GYBL, and the Board of Directors or shareholders of either of them is required. This Agreement and each other Transaction Document to which the Purchaser or GYBL is a party has been duly executed and delivered by each of the Purchaser and GYBL. This Agreement and each other Transaction Document to which the Purchaser or GYBL is a party constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser or GYBL, enforceable against the Purchaser or GYBL, respectively, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)  No Conflicts. The execution, delivery and performance of this Agreement and each other Transaction Document to which the Purchaser or GYBL is a party, and the consummation by the Purchaser and GYBL of the transactions contemplated hereby and thereby or relating hereto or thereto, do not and will not (i) result in a violation of such Purchaser’s or GYBL’s charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser or GYBL is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Purchaser or GYBL under any agreement or any commitment to which the Purchaser or GYBL is party or by which the Purchaser or GYBL is bound or by which any of their respective properties or assets are bound, or (iv) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or GYBL or any of their respective properties, except for such conflicts, defaults and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Purchaser or GYBL to enter into and perform its obligations under this Agreement or any other Transaction Document to which the Purchaser or GYBL is a party in any material respect. Neither the Purchaser nor GYBL is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or any other Transaction Document to which the Purchaser is a party or to purchase the Purchased Shares or the Shares in accordance with the terms hereof; provided, however, that for purposes of the representation made in this sentence, each of the Purchaser and GYBL is assuming and relying upon the accuracy of the representations, warranties and agreements of the Company herein.

(d)  Accredited Investor. Each of the Purchaser and GYBL is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

(e)  Financial Risks. Each of the Purchaser and GYBL acknowledges that it is able to bear the financial risks associated with an investment in the Purchased Shares and the Shares. Each of the Purchaser and GYBL is capable of evaluating the risks and merits of an investment in the Purchased Shares and the Shares by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters, and each of the Purchaser and GYBL is capable of bearing the entire loss of its investment in the Purchased Shares and the Shares.

(f)  Information. The Purchaser and GYBL and their respective advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Purchaser or GYBL. The Purchaser and GYBL and their respective advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser and GYBL have sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. The Purchaser and GYBL understand that they (and not the Company) shall be responsible for their own respective tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement and the other Transaction Documents to which the Purchaser or GYBL is a party.

(g)  No-Broker Dealer. Purchaser represents, warrants and agrees that it is buying the Purchased Shares and the Shares for investment purposes and not for distribution. It is not registered as a broker-dealer with the Commission and is not required to be registered as a broker-dealer by virtue of the trader exception to the definition of dealer under the Exchange Act.

Article IV
COVENANTS

The Company covenants with the Purchaser and GYBL, and the Purchaser and GYBL together covenant with the Company, as follows, which covenants of one Party are for the benefit of the other Party, during the Investment Period.

Section 4.01  Securities Compliance. The Company shall notify the Commission and the Principal Market, if applicable, in accordance with their rules and regulations, of the transactions contemplated by this Agreement and each other Transaction Document, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Purchased Shares and the Shares to the Purchaser and GYBL. The Company shall take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify any subsequent resale of the Purchased Shares and the Shares by the Purchaser and GYBL, in each case, under applicable securities or “Blue Sky” laws of the states of the United States of America in such states as is reasonably requested by the Purchaser or GYBL from time to time, and shall provide evidence of any such action so taken to the Purchaser.

Section 4.02  Registration and Listing. The Company will take all action necessary to cause the Shares to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under the Exchange Act and take all action necessary to maintain compliance with such reporting and filing obligations, and will not take any action or file any document (whether or not permitted by the Securities Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to effect the listing or trading of its Common Shares and the listing of the Purchased Shares and the Shares purchased by Purchaser hereunder on the Principal Market or any relevant market or system, if applicable, and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market or any relevant market or system.

Section 4.03  Registration Rights Agreement. The Company, the Purchaser and GYBL have entered into the Registration Rights Agreement with respect to the Purchased Shares and the Shares, dated the date of the Original Agreement, in the form of Exhibit A attached hereto.

Section 4.04  Compliance with Laws.

(a)  The Company shall comply with all applicable laws, rules, regulations and orders applicable to the business and operations of the Company and with all applicable provisions of the Securities Act and the Exchange Act and the rules and regulations of the Principal Market (including, without limitation, Rule 415(a)(4) under the Securities Act).

(b)  The Purchaser and GYBL shall comply in all material respects with all applicable laws, rules, regulations and orders in connection with this Agreement and each other Transaction Document and the transactions contemplated hereby and thereby. Without limiting the foregoing, the Purchaser and GYBL shall comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act, where applicable.

Section 4.05  Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 4.06  Limitations on Holdings and Issuances. Notwithstanding anything in this Agreement, at no time while the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act may the Company issue, and at no time shall the Purchaser be obligated to purchase, any Shares which would result in the Purchaser beneficially owning, directly or indirectly, at the time of such proposed issuance, more than 9.99% of the number of Common Shares issued and outstanding as of the date of such proposed issuance; provided, however, that upon the Purchaser providing the Company with sixty-one (61) days’ notice (pursuant to Section 9.04 hereof) (the “Waiver Notice”) that the Purchaser would like to waive this Section 4.06 with regard to any or all Shares issuable pursuant to this Agreement, this Section 4.06 will be of no force or effect with regard to all or a portion of the Shares referenced in the Waiver Notice until the date that the Purchaser notifies the Company (pursuant to Section 9.04 hereof) that the Purchaser revokes the Waiver Notice; provided, further, that during the sixty-one (61) day period prior to the expiration of the Investment Period, the Purchaser may waive this Section 4.06 by providing a Waiver Notice at any time during such sixty-one (61) day period.

Section 4.07  Registration Statement. The Company shall cause the Registration Statement to be filed and seek that it be declared effective pursuant to the Registration Rights Agreement. Such Registration Statement shall register with the Commission the Purchased Shares and the Shares to be issued under the Draw Downs. The Purchaser shall not be obligated to accept a Draw Down request from the Company unless the Registration Statement is then effective and the Prospectus included in the Registration Statement is then current and in compliance with all applicable rules.

Section 4.08  Other Agreements and Other Financings. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right to perform of the Company or any Subsidiary under this Agreement or any other Transaction Document.

(a)  The Company shall not enter into any agreement, the principal purpose of which is to secure an Other Financing (as defined below). “Other Financing” shall mean an “equity line” similar to the financing provided for under this Agreement.

(b)  The Company shall provide prompt notice to the Purchaser of any Alternate Transaction. For all purposes of this Agreement, an “Alternate Transaction” shall mean (w) the issuance of Common Shares for a purchase price less than, or the issuance of securities convertible into or exchangeable for Common Shares at an exercise or conversion price (as the case may be) less than, the then-current market price of the Common Shares, respectively (including, without limitation, pursuant to any “equity line” or other financing that is substantially similar to the financing provided for under this Agreement, or pursuant to any other transaction in which the purchase, conversion or exchange price for such Common Shares is determined using a floating discount or other post-issuance adjustable discount to the then-current market price), in each case, after all fees, discounts, warrant value and commissions associated with the transaction; (x) an “at-the-market” offering of Shares or securities convertible into or exchangeable for Shares pursuant to Rule 415(a)(4) under the Securities Act; (y) the implementation by the Company of any mechanism in respect of any securities convertible into or exchangeable for Common Shares for the rest of the purchase price of the Common Shares to below the then-current market price of the Common Shares, respectively (including, without limitation, any anti-dilution or similar adjustment provisions in respect of any Company securities, but specifically excluding customary anti-dilution adjustments for share splits, dividends, combinations, recapitalizations, reclassifications and similar events); or (z) the issuance of options, warrants or similar rights of subscription or the issuance of convertible equity or debt securities.

Section 4.09  Stop Orders. During the Investment Period, the Company shall use its best efforts to maintain the continuous effectiveness of the Registration Statement under the Securities Act. The Company will advise the Purchaser and GYBL promptly and, if requested by the Purchaser or GYBL, will confirm such advice in writing: (i) of the Company’s receipt of notice of any request by the Commission for amendment of or a supplement to the Registration Statement, any related prospectus or for additional information; (ii) of the Company’s receipt of notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Purchased Shares or the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement (as then amended or supplemented) in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time.

Section 4.10  Selling Restrictions; Volume Limitations.

(a)  The Purchaser covenants that during the Investment Period neither the Purchaser nor any of its Affiliates nor any entity managed by the Purchaser will, directly or indirectly, sell any securities of the Company except the Common Shares that it owns or has the right to purchase pursuant to the provisions of a Draw Down Notice. During the Investment Period, neither the Purchaser nor any of its Affiliates nor any entity managed by the Purchaser will enter into a short position with respect to Common Shares of the Company, including in any account of the Purchaser or in any account directly or indirectly managed by the Purchaser or any Affiliate of the Purchaser or any entity managed by the Purchaser. During the Investment Period, the Purchaser shall not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any Common Shares, or any securities convertible into, or exchangeable for, or warrants to purchase, any Common Shares, respectively, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of the Common Shares, except for such sales permitted by the preceding two sentences. In addition, during the Investment Period and on a daily Trading Day basis, the Purchaser agrees to restrict the volume of sales of Shares by the Purchaser, its Affiliates and any entity managed by the Purchaser to no more than 1/20th of the Shares purchased pursuant to such Draw Down Notice.

(b)  In addition to the foregoing, in connection with any sale of the Company’s securities, the Purchaser and GYBL shall comply in all material respects with all applicable laws, rules, regulations and orders, including, without limitation, the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Regulation M and Rule 10b-5 under the Exchange Act, where applicable.

Section 4.11  Non-Public Information. Neither the Company, nor any of its directors, officers or agents shall disclose any material non-public information about the Company to the Purchaser or GYBL.

Section 4.12  Commitment Fee. The Company shall tender to GYBL, as a commitment fee, an amount equal to 2% of the Aggregate Limit (the “Commitment Fee”), deliverable in installments as set forth below. The Commitment Fee due upon each Draw Down may be paid in cash from the proceeds of such Draw Down or in the Company’s freely tradeable Common Shares (exclusive of any Purchased Shares) of the Company valued at the Volume Weighted Average Price at the time of such Draw Down, at the option of the Company. The amount of the Commitment Fee due in each such installment shall be the product obtained by multiplying (i) the total amount of the Commitment Fee by (ii) the quotient derived by dividing (y) the number of Shares purchased pursuant to the applicable Draw Down by (z) the Aggregate Limit. To the extent that any amount of the Commitment Fee remains owing and undelivered to GYBL following the date that is the one-year anniversary of the First Trading Day, the remaining amount shall become immediately due.

Section 4.13  Private Transaction Fee. In the event that the Company does not complete an initial public offering, direct listing or Reverse Merger Transaction, for any reason, but instead completes a transaction, including but not limited to a merger, acquisition, sale, share exchange, or any other private business combination which results or would result in a Change of Control of the Company (a “Private Transaction”), then the Company shall pay GYBL at or prior to the closing of such Private Transaction 0.75% of the total consideration received by the Company, its shareholders and management in such Private Transaction, in lieu of the Purchased Shares.

Section 4.14  DWAC Eligibility. The Company shall use its reasonable best efforts to cause the Shares and its transfer agent to be, at the time of each Draw Down, eligible to participate in the DWAC system and the other Transaction Documents (“DWAC Eligible”).

Section 4.15  Reservation of Shares. The Company will have available, and shall reserve and keep available at all times, free of preemptive and other similar rights of shareholders, the requisite aggregate number of authorized but unissued Common Shares to enable the Company to timely effect the issuance, sale and delivery in full to the Purchaser of all the Purchased Shares and Shares to be issued and delivered under this Agreement, in any case prior to the issuance to the Purchaser of such Common Shares. The number of Common Shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of Purchased Shares and Shares actually delivered pursuant to this Agreement.

Section 4.16  Amendments to the Registration Statement; Prospectus Supplements. Except as provided in this Agreement and other than periodic reports required to be filed pursuant to the Exchange Act, the Company shall not file with the Commission any amendment to the Registration Statement that relates to the Purchaser, the Transaction Documents or the transactions contemplated thereby, or file with the Commission any Prospectus Supplement that relates to the Purchaser, the Transaction Documents or the transactions contemplated thereby with respect to which (a) the Purchaser shall not previously have been advised, (b) the Company shall not have given due consideration to any comments thereon received from the Purchaser or its counsel, or (c) the Purchaser shall reasonably object after being so advised, unless it is necessary to amend the Registration Statement or make any supplement to the Prospectus to comply with the Securities Act or any other applicable law or regulation, in which case the Company shall promptly so inform the Purchaser, the Purchaser shall be provided with a reasonable opportunity to review and comment upon any disclosure relating to the Purchaser and the Company shall expeditiously furnish to the Purchaser an electronic copy thereof. In addition, for so long as, in the reasonable opinion of counsel for the Purchaser, the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered in connection with any sales of registrable securities by the Purchaser, the Company shall not file any Prospectus Supplement without delivering or making available a copy of such Prospectus Supplement to the Purchaser promptly. Upon receipt of an amendment to the Registration Statement or Prospectus Supplement from the Company or its counsel, the Purchaser shall promptly review such document and provide comments to the Company or its counsel regarding such document, if any, within a reasonable period of time.

Section 4.17  Escrow Agreement. No later than the First Trading Day, the Parties shall use their good-faith best efforts to enter an escrow agreement, by and among Purchaser, the Company and the Escrow Agent (the “Escrow Agreement”), in form and substance reasonably satisfactory to the parties, pursuant to which, among other things, (i) the Company will deposit Shares to be held in Escrow for the purposes of Section 6.03(b) below, and (ii) the Purchaser will be entitled to draw any such Shares from escrow in its sole reasonable discretion during the applicable Committed Draw Down Pricing Period once a Committed Draw Down Notice is submitted by the Company or during the applicable Subsequent Committed Draw Down Price Period if there is a Subsequent Committed Draw Down, as applicable; provided, however, that the Purchaser shall be entitled to draw on the Escrow only in satisfaction of Draw Downs effected in connection with a Committed Draw Down or any Subsequent Committed Draw Down.

Article V
CLOSING CERTIFICATE; CONDITIONS TO THE SALE AND PURCHASE
OF THE SHARES; OPINION AND COMFORT LETTERS

Section 5.01  Closing Certificate. In connection with the execution and delivery of this Agreement, the Purchaser shall receive a certificate from the Company, dated the date of the Original Agreement, in the form of Exhibit B hereto.

Section 5.02  Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation hereunder of the Company to issue and sell the Shares to the Purchaser under any Draw Down Notice is subject to the satisfaction or waiver of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)  Accuracy of the Purchaser’s Representations and Warranties. Except for representations and warranties that are expressly made as of a particular date, the representations and warranties of the Purchaser in this Agreement and each other Transaction Document shall be true and correct in all material respects as of the date when made and as of each Draw Down Exercise Date and each Settlement Date as though made at that time.

(b)  Registration Statement. The Company shall have the necessary amount of Common Shares available to be registered pursuant to the Registration Rights Agreement. The Company shall take all reasonable steps to have the Registration Statement declared effective by the Commission. The Registration Statement for the Purchased Shares and the Shares covered in the Draw Down shall have been declared effective by the Commission. There shall be no stop order suspending effectiveness of the Registration Statement.

(c)  Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and each other Transaction Document to be performed, satisfied or complied with by the Purchaser at or prior to each Draw Down Exercise Date and each Settlement Date, as applicable.

(d)  No Injunction. No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the other Transaction Documents.

(e)  No Suspension, Etc. Trading in the Shares shall not have been suspended by the Commission or Principal Market, and, at any time prior to each Draw Down Exercise Date and applicable Settlement Date, none of the events described in clauses (i), (ii) and (iii) of Section 4.09 hereof shall have occurred, trading in securities generally as reported on the Principal Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by U.S. federal or state authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Company, makes it impracticable or inadvisable to issue the Shares.

(f)  No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any of the officers, directors or Affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement and the other Transaction Documents, or seeking damages in connection with such transactions.

(g)  Escrow Agreement. The Parties shall have entered into the Escrow Agreement.

Section 5.03  Conditions Precedent to the Obligation of the Purchaser to Accept a Draw Down and Purchase the Shares. The obligation hereunder of the Purchaser to accept a Draw Down and to acquire and pay for the Shares is subject to the satisfaction or waiver, at or before each Draw Down Exercise Date and each Settlement Date of each of the conditions set forth below. The conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion.

(a)  Accuracy of the Company’s Representations and Warranties. (i) The Fundamental Representations will be true and correct in all but de minimis respects as of the Effective Date and as of the date of the applicable Draw Down Exercise Date; and (ii) other than with respect to the Fundamental Representations, the representations and warranties of the Company set forth in ARTICLE III (without giving effect to any “material,” “materiality,” “Material Adverse Effect” or similar qualification contained in such representations or warranties) will be true and correct as of the date of the Effective Date and as of each Draw Down Exercise Date and as of each Settlement Date, except for such failures to be true and correct as would not have, in the aggregate, a Material Adverse Effect; provided, however, that, with respect to clauses (i) and (ii) above, representations and warranties that are made as of a particular date or period will be true and correct (in the manner set forth in clauses (i) or (ii) above, as applicable) only as of such date or period.

(b)  Registration Statement. The listing or trading of the Common Shares on a Principal Market shall be effected and the Company or Successor Company shall have the necessary amount of Purchased Shares and Shares registered pursuant to a Registration Statement. A Registration Statement with respect to the Purchased Shares and/or the Shares, as applicable, shall be effective, and no stop order suspending the effectiveness of such Registration Statement or any post-effective amendment thereto shall have been issued under the Securities Act, no order preventing or suspending the use of the Prospectus contained in such Registration Statement shall have been issued, and no proceedings for any of those purposes shall have been instituted or be pending or, to the Company’s Knowledge, contemplated. The parties hereto acknowledge and agree that, with respect to the Shares underlying any Committed Draw Down Notice, this condition set forth in this Section 5.03(b) shall be deemed satisfied if such Shares for such Committed Draw Down Notice and the Purchased Shares are registered on a Registration Statement on or prior to the First Trading Day, such Registration Statement has been declared effective, no stop order suspending the effectiveness of such Registration Statement shall have been issued under the Securities Act, no order preventing or suspending the use of the Prospectus contained in such Registration Statement shall have been issued, and no proceedings for any of those purposes shall have been instituted or be pending or, to the Company’s Knowledge, contemplated.

(c)  No Suspension. Trading in the Shares shall not have been suspended by the Commission or Principal Market, and, at any time prior to such Draw Down Exercise Date, trading in securities generally as reported on the Principal Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by U.S. federal or state authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Shares.

(d)  Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and each other Transaction Document to be performed, satisfied or complied with by the Company at or prior to each Draw Down Exercise Date and each Settlement Date and shall have delivered the Compliance Certificate substantially in the form attached hereto as Exhibit C.

(e)  No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the other Transaction Documents.

(f)  No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or Affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement and the other Transaction Documents, or seeking damages in connection with such transactions.

(g)  Aggregate Limit. The issuance and sale of the Shares issuable pursuant to such Draw Down Notice will not violate Section 6.02 hereof.

(h)  Shares Authorized. The Purchased Shares and the Shares issuable pursuant to such Draw Down Notice will have been duly authorized by all necessary corporate action of the Company.

(i)  Information. Prior to each Settlement Date and from time to time as reasonably requested by the Purchaser upon reasonable notice, the Company shall make available for inspection and review by the Purchaser, its advisors and representatives, and any underwriter participating in any disposition of the Shares on behalf of the Purchaser pursuant to the Registration Statement, during normal business hours of the Company, any amendment, prospectus or prospectus supplement thereto, or any “Blue Sky,” Financial Industry Regulatory Authority (FINRA) or other filing, all financial and other records, all documents and filings with the Commission, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review. In addition, the Company shall cause its officers, directors and employees to supply all such information reasonably requested by the Purchaser or any such representative, advisor or underwriter and to respond to all questions and other inquiries reasonably made or submitted by any such individuals or entities. Notwithstanding the foregoing, the Company shall not be required to provide any trade secret or similar information, any information covered by attorney-client privilege or classified as attorney work product, or, while it is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, any material, non-public information.

(j)  Opinion of Counsel and 10b-5 Statement. Subsequent to the effective date of the Registration Statement and prior to the first Draw Down under this Agreement, the Purchaser shall have received an opinion of counsel and 10b-5 statement to the Company in a form reasonably acceptable to the Purchaser’s counsel.

(k)  Comfort Letters. Subsequent to the effective date of the Registration Statement and prior to the first Draw Down under this Agreement, the Purchaser shall have received letters from the Company’s independent auditors, dated the respective dates of delivery thereof and addressed to the Purchaser and any underwriter, in form and substance reasonably satisfactory to the Purchaser, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Prospectus, and any Prospectus Supplement.

(l)  Escrow Agreement. The Parties shall have entered into the Escrow Agreement.

Section 5.04  Conditions Precedent to the Obligation of the Purchaser to Accept Committed Draw Down Notice and Pay the Committed Draw Down.

(a)  Conditions. The obligation hereunder of the Purchaser to accept any Committed Draw Down Notice and pay the applicable Committed Draw Down is subject to the satisfaction or waiver, on the date on which the Purchaser delivers the applicable Committed Draw Down Notice, of each of the conditions set forth in Section 5.03 (other than Section 5.03(g)), as well as the conditions set forth below, and subject, in all cases, to the penultimate sentence of Section 6.03(a). The conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion.

(b)  Material Adverse Effect. Since the date of the Original Agreement, there shall not have occurred a Material Adverse Effect.

Article VI
DRAW DOWN TERMS

Section 6.01  Draw Down Terms. Subject to the satisfaction of the conditions set forth in this Agreement, and subject to Section 6.02 and Section 6.03 below, the Parties agree (unless otherwise mutually agreed upon by the Parties in writing) as follows:

(a)  The Company may, in its sole discretion (except to the extent otherwise required by Section 6.03 below), issue a Draw Down Notice (as defined in Section 6.01(h) hereof) for a specified Draw Down Amount Requested. Subject to Section 6.01(g) below, the Purchaser shall pay a per-Share amount equal to 90% the average Volume Weighted Average Price during the Draw Down Pricing Period (the “Purchase Price”). Subject to Section 4.06 hereof, the Draw Down Amount Requested shall not exceed four hundred percent (400%) (the “Draw Down Limit”) of the average daily trading volume for the 30 Trading Days immediately preceding the Draw Down Exercise Date.

(b)  Prior to commencement of the Draw Down Pricing Period, the Company shall deliver the Shares to be purchased in such Draw Down to the Purchaser. If Shares delivered to the Purchaser prior to commencement of the Draw Down Pricing Period are delivered in certificated form and not DWAC Eligible, then the Draw Down Pricing Period shall not begin until the Shares are cleared by an appointed clearing agent.

(c)  Only one Draw Down shall be allowed in each Draw Down Pricing Period.

(d)  Each Draw Down shall be settled on the first Trading Day after the end of each Draw Down Pricing Period (the “Settlement Date”).

(e)  At the end of each Draw Down Pricing Period, the Purchaser’s total Draw Down commitment under this Agreement shall be reduced by the total Draw Down Amount for such Draw Down Pricing Period.

(f)  Each Draw Down will automatically expire immediately after the last Trading Day of each Draw Down Pricing Period.

(g)  Each Draw Down Notice shall set forth the Threshold Price set by the Company for such Draw Down. If the Volume Weighted Average Price on a given Trading Day in the Draw Down Pricing Period, multiplied by 9/10, is less than the Threshold Price, then the total Draw Down Amount Requested will be reduced by 1/20th, and no Shares will be purchased or sold with respect to such Trading Day, unless otherwise agreed by the Parties.

(h)  As a condition to the exercise of any Draw Down, the Company must (i) provide a notice to the Purchaser of the Company’s exercise of any Draw Down via email before commencement of trading on the first Trading Day of the Draw Down Pricing Period covered by such notice (the “Draw Down Notice”), substantially in the form attached hereto as Exhibit D, and (ii) deliver the Shares to the Purchaser or its designees via DWAC, if the Company is approved for DWAC in an amount equal to the Draw Down Amount Requested (which amount shall be adjusted in the event that the amount accepted by the Purchaser pursuant to Section 6.01(a) hereof is different than the Draw Down Amount Requested). The date the Company delivers the Draw Down Notice and the Shares in accordance with this Section 6.01(h) shall be a “Draw Down Exercise Date.” The Draw Down Notice shall specify the Draw Down Amount Requested, set the Threshold Price for such Draw Down and designate the first Trading Day of the Draw Down Pricing Period that the Company wishes to grant to the Purchaser during the Draw Down Pricing Period.

(i)  On each Settlement Date, the Purchaser shall (i) provide the Company a closing notice in the form of Exhibit E attached hereto; (ii) make payment for the Shares acquired pursuant to this Agreement to the Company’s designated account by wire transfer of immediately available funds, provided that the Shares were received by the Purchaser in accordance with Section 6.01(b) hereof; and (iii) return to the Company any Shares delivered to the Purchaser in connection with the applicable Draw Down Notice pursuant to Section 6.01(b) above but not purchased by the Purchaser pursuant to the terms of Section 6.01(g) above; provided, further, that if a Committed Draw Down is made, no Shares shall be returned to the Company until the entire amount of such Committed Draw Down has been repaid to the Purchaser, and Shares not purchased in a Draw Down shall be applied for the next Draw Down.

Section 6.02  Aggregate Limit. Notwithstanding anything to the contrary herein, in no event may the Company issue a Draw Down Notice to the extent that the sale of Shares pursuant thereto and pursuant to all prior Draw Down Notices issued pursuant to Section 6.01 and Section 6.03 would cause the Company to sell or the Purchaser to purchase an aggregate number of Shares exceeding the Aggregate Limit. If the Company issues a Draw Down Notice that otherwise would permit the Purchaser to purchase a number of Shares which would cause the aggregate purchases by Purchaser hereunder to exceed the Aggregate Limit, such Draw Down Notice shall be void ab initio to the extent by which number of Shares issuable pursuant to such Draw Down Notice, together with the number of Shares purchased by the Purchaser pursuant hereto, would exceed the Aggregate Limit.

Section 6.03  Advances and Mandatory Draw Downs upon Public Listing. Notwithstanding provisions to the contrary set forth in Section 6.01 above:

(a)  Committed Draw Down. Subject to the provisions of this Section 6.03 and the conditions set forth in Section 5.04, on each Committed Draw Down Date, the Company may make a written request to the Purchaser (each, a “Committed Draw Down Notice”), for a Draw Down for an amount up to the Committed Draw Down Amount, it being understood that Purchaser shall have no obligation to fund any Committed Draw Down of the Company prior to the date the conditions set forth in Section 5.04 are satisfied. Any Draw Down pursuant to this Section 6.03 shall be a “Committed Draw Down,” and the Company shall not be under any obligation to make any Committed Draw Down Notices (and if Company does not make a Committed Draw Down Notice on any Committed Draw Down Date it shall not limit or preclude Company’s ability to make a Committed Draw Down Notice on any future Committed Draw Down Date (or Purchaser’s obligations with respect thereto).”

(b)  Escrow Shares. In connection with each Committed Draw Down Notice, the Company shall have deposited with the Escrow Agent, in accordance with the terms of the Escrow Agreement, and the Escrow Agent shall hold in escrow, a number of Shares equal to at least three times the value of the amount set forth in the applicable Committed Draw Down Notice (the “Transferred Shares”) based on a per-Share price equal to the closing price of the Company’s Common Shares as of the close of trading on the Trading Day immediately preceding the Committed Draw Down Date. For example, if the amount set forth in a Committed Draw Down Notice is $25,000,000 and the public listing price of the Shares on the Public Listing Date was $10 per Share, then the Company shall transfer at least 7,500,000 Common Shares to the Escrow Agent concurrently with its delivery of such Committed Draw Down Notice in respect of such Committed Draw Down. In addition, during the applicable Committed Draw Down Pricing Period (defined below), the Company may deliver additional Shares to the Purchaser (which additional Shares shall be deemed to be “Transferred Shares” for the applicable Committed Draw Down). On the business day following receipt of a Committed Draw Down Notice, Purchaser shall make payment in the amount set forth in the applicable Committed Draw Down Notice to the Company’s designated account by wire transfer of immediately available funds, provided that the Shares were deposited with the Escrow Agent in accordance with this Section 6.03(b).

(c)  Committed Draw Down Notice. Each Committed Draw Down Notice shall be in the form and substance required by Section 6.01(h). Notwithstanding anything to the contrary set forth in the applicable Committed Draw Down Notice or in Section 6.01 above, (i) the Draw Down Pricing Period shall be 15 consecutive Trading Days commencing with the first Trading Day designated in the applicable Committed Draw Down Notice, provided that Purchaser shall be entitled, prior to the end of such 15 Trading Day period, in its sole discretion, to notify the Company that the Draw Down Pricing Period shall be extended to up to an additional 15 consecutive Trading Days (the actual Draw Down Pricing Period applicable to the Committed Draw Down, as it may be extended pursuant to this Section 6.03(c) and Section 6.03(e) shall be referred to as the “Committed Draw Down Pricing Period”) and (ii) neither a Threshold Price nor the Draw Down Limit shall apply to any Committed Draw Down. The “Settlement Date” for any Committed Draw Down shall be the first Trading Day after the end of the applicable Committed Draw Down Pricing Period. On each Settlement Date for the applicable Committed Draw Down, (i) the parties shall cause the Escrow Agent to transfer to Purchaser from the Transferred Shares in escrow that number of Transferred Shares equal to the applicable Committed Draw Down divided by the applicable Committed Draw Down Purchase Price, and (ii) in the event that the Aggregate Maximum Purchase Price (as defined below) is greater than the amount of the applicable Committed Draw Down, then on the Settlement Date, the parties shall cause the Escrow Agent to transfer to the Company any Transferred Shares that remain in escrow.

(d)  Subsequent Committed Draw Down. In the event that the applicable Committed Draw Down Purchase Price multiplied by the number of Transferred Shares (the “Aggregate Maximum Purchase Price”) is less than the amount of the applicable Committed Draw Down (such difference, the “Subsequent Committed Draw Down”), then on the Settlement Date of such Committed Draw Down, the Company shall deposit with the Escrow Agent, in accordance with the terms of the Escrow Agreement, and the Escrow Agent shall hold in escrow, a number of Shares equal to at least three times the amount by which the Aggregate Maximum Purchase Price was less than the amount of the applicable Committed Draw Down (the “Committed Draw Down Shortfall”), based on a per-Share price equal to the closing price of the Company’s Common Shares as of the close of trading on the Trading Day immediately preceding the applicable Settlement Date (which shall be “Additional Transferred Shares”) and the Committed Draw Down Pricing Period for such Additional Transferred Shares shall be 15 consecutive Trading Days commencing with the first Trading Day following the initial Settlement Date of such Committed Draw Down, provided that Purchaser shall be entitled, prior to the end of such 15 Trading Day period, in its sole discretion, to notify the Company that such Draw Down Pricing Period shall be extended to up to an additional 15 consecutive Trading Days (the actual Draw Down Pricing Period applicable to such Subsequent Committed Draw Down, as it may be extended pursuant to this Section 6.03(d) and Section 6.03(e) shall be referred to as a “Subsequent Committed Draw Down Pricing Period”). The “Settlement Date” for a Subsequent Committed Draw Down shall be the first Trading Day after the end of such Subsequent Committed Draw Down Price Period. On the Settlement Date for a Subsequent Committed Draw Down, (i) the parties shall cause the Escrow Agent to transfer to Purchaser from the Additional Transferred Shares in escrow that number of Additional Transferred Shares equal to the applicable Committed Draw Down Shortfall divided by the applicable Subsequent Committed Draw Down Purchase Price, and (ii) in the event that the amount equal to such Subsequent Committed Draw Down Purchase Price multiplied by such Additional Transferred Shares (such amount, the “Subsequent Aggregate Maximum Purchase Price”) is greater than the amount of such Subsequent Committed Draw Down, then on the applicable Settlement Date, the parties shall cause the Escrow Agent to transfer to the Company the Additional Transferred Shares that remain in escrow.

(e)  Extension of Committed Draw Down Pricing Period. If, as of 12:01am on the applicable Settlement Date for a Committed Draw Down or a Subsequent Committed Draw Down, the Purchaser shall be deemed to beneficially own ten percent (10%) or more of the Company’s outstanding Common Shares, after giving effect to the settlement procedures set forth in this Section 6.03, then the Purchaser shall have the option to extend the applicable Committed Draw Down Pricing Period in respect of the applicable Committed Draw Down or the applicable Subsequent Committed Draw Down Price Period in respect of the applicable Subsequent Committed Draw Down, as applicable, by up to 30 trading days, and such Committed Draw Down Purchase Price or Subsequent Committed Draw Down Purchase Price, as applicable, shall be determined based on such extended Committed Draw Down Pricing Period or such extended Subsequent Committed Draw Down Pricing Period, as applicable.

(f)  If the Company issues a Committed Draw Down Notice on the Second Draw Down Date, the Third Draw Down Date, or the Fourth Draw Down Date, and the Purchaser would otherwise be obligated to accept such Committed Draw Down Notice but any of the conditions in Section 5.03(b) (captioned “Registration Statement”), Section 5.03(c) (captioned “No Suspension”) and/or Section 5.03(h) (captioned “Shares Authorized”) (collectively, all of the aforementioned conditions are the “Specified Conditions”) with respect to such Committed Draw Down have not been satisfied and the Purchaser does not waive such Specified Conditions, then the Company shall have the option to (i) re-issue such Committed Draw Down Notice within 2 Trading Days of the Specified Conditions having been satisfied with respect to the Shares subject to such Committed Draw Notice, provided that the Company must re-issue the Committed Draw Down Notice no later than 90 calendar days from the date of the issuance of the initial Committed Draw Down Notice and (ii) defer the first day of the applicable Committed Draw Down Pricing Period to the first Trading Day following the date of the re-issuance of such Committed Draw Down Notice. For the avoidance of doubt, Purchaser shall be required to fund any such Committed Draw Down upon satisfaction of the Specified Conditions with respect to such Committed Draw Down.

Article VII
TERMINATION

Section 7.01  Term, Termination by Mutual Consent. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earlier of (i) thirty-six (36) consecutive months from the Public Listing Date (the “Investment Period”); (ii) five (5) years from the Effective Date; and (iii) the date the Purchaser shall have purchased the Aggregate Limit. This Agreement may be terminated at any time by mutual written consent of the Parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent; provided, however, that this Agreement shall not terminate until the Company has delivered to the Purchaser the number of shares equal to the entire amount of the Committed Draw Down if the Company has made the Committed Draw Down Notice in accordance with the terms hereof.

Section 7.02  Effect of Termination. In the event of termination by the Company or the Purchaser, the transactions contemplated by this Agreement shall be terminated without further action by either Party, it being understood that the Registration Rights Agreement shall not terminate and shall continue to survive in accordance with its terms. If this Agreement is terminated as provided in Section 7.01 herein, this Agreement shall become void and of no further force and effect, except as provided in Section 9.09 hereof.

Article VIII
INDEMNIFICATION

Section 8.01  General Indemnity.

(a)  Indemnification by the Company. The Company will indemnify and hold harmless the Purchaser and each Person who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all attorneys’ fees) to which the Purchaser and each such controlling Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) (collectively, “Losses,” and each, a “Loss”) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement relating to the Purchased Shares or the Shares being sold to the Purchaser (including any prospectus relating thereto), or any amendment or supplement to it, (ii) the omission or alleged omission to state in the Registration Statement or any document incorporated by reference in the Registration Statement, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) breach of representation, warranty or covenant of the Company contained in this Agreement or any other Transaction Document, including a failure to deliver the Purchased Shares or the Shares to the Purchaser by the deadline set forth in herein, whether or not such Losses are a result of a claim by a third party. Pursuant to Section 8.02 hereof, the Company will reimburse the Purchaser and each such controlling Person promptly upon demand for any legal or other costs or expenses reasonably incurred by the Purchaser or such controlling Person in investigating, defending against, or preparing to defend against any such Loss.

(b)  Indemnification by the Purchaser. The Purchaser will indemnify and hold harmless the Company, each of its directors and officers, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any Losses that arise out of or are based upon (i) an untrue statement, alleged untrue statement, omission or alleged omission, included in the Registration Statement in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion in the Registration Statement, or (ii) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, the untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion in the Registration Statement, whether or not such Losses are as a result of a claim by a third party. Pursuant to Section 8.02 hereof, the Purchaser will reimburse the Company and each such director, officer or controlling Person promptly upon demand for any legal or other costs or expenses reasonably incurred by the Company or the other Person in investigating, defending against, or preparing to defend against any such Loss.

Section 8.02  Indemnification Procedures. Promptly after a Person receives notice of a claim or the commencement of an action for which the Person intends to seek indemnification under Section 8.01, the Person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the indemnifying party will not relieve the indemnifying party from liability under Section 8.01, except to the extent it has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the indemnifying party acknowledges in writing the obligation to indemnify the party against whom the claim or action is brought, the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After an indemnifying party notifies an indemnified party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding, the indemnifying party will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the indemnifying party, one or more of the indemnified parties should be separately represented in connection with a claim, action, suit or proceeding, the indemnifying party will pay the reasonable fees and expenses of one separate counsel for the indemnified parties. Each indemnified party, as a condition to receiving indemnification as provided in Section 8.01, will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought. No indemnifying party will be liable for any settlement of any action effected without its prior written consent. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of a pending or threatened action with respect to which an indemnified party is, or is informed that it may be, made a party, and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the indemnified party from all liability and claims which are the subject matter of the pending or threatened action. If for any reason the indemnification provided for in this Agreement is not available to, or is not sufficient to hold harmless, an indemnified party in respect of any loss or liability referred to in Section 8.01 as to which it is entitled to indemnification thereunder, each indemnifying party will, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of such loss or liability, (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and by the indemnified party on the other from the sale of Purchased Shares or the Shares which is the subject of the claim, action, suit or proceeding which resulted in the loss or liability or (ii) if that allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits of the sale of such Purchased Shares or Shares, but also the relative fault of the indemnifying party and the indemnified party with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss or liability, as well as any other relevant equitable considerations.

Article IX
MISCELLANEOUS

Section 9.01  Fees and Expenses. Each Party shall bear its own fees and expenses related to the transactions contemplated by this Agreement and the other Transaction Documents. The Company shall pay all reasonable attorneys’ fees and expenses incurred by the Purchaser in connection with any amendments, modifications or waivers of this Agreement or any other Transaction Document. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Purchased Shares and the Shares pursuant hereto.

Section 9.02  Specific Enforcement, Consent to Jurisdiction.

(a)  The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or any other Transaction Document were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either Party shall be entitled to an injunction or injunctions from any court of competent jurisdiction or arbitral authority to prevent or cure breaches of the provisions of this Agreement or any other Transaction Document by the other Party and to enforce specifically the terms and provisions hereof; such right is in addition to any other remedy to which either Party may be entitled by law or equity, without the necessity of posting a bond or other security or the burden of proving actual damages.

(b)  Each of the Parties (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchaser consents to process being served in any such suit, action or proceeding by sending by electronic mail a copy thereof to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 9.02(b) shall affect or limit any right to serve process in any other manner permitted by law.

Section 9.03  Entire Agreement; Amendment. This Agreement and the other Transaction Documents represent the entire agreement of the Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by either Party relative to subject matter hereof not expressly set forth herein. No provision of this Agreement may be amended other than by a written instrument signed by both Parties.

Section 9.04  Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing, delivered by electronic mail to the address designated below, and shall be effective on the date that the email is received. However, if the time of deemed receipt of any notice is not before 5:30 p.m. local time on a business day at the address of the recipient it is deemed to have been received at the commencement of business on the next business day. The address for such communications shall be:

If to the Company:	Surf Air Global Ltd.
Attn: Sudhin Shahani, Executive Chairman
Email: sudhin@surfair.com

With a copy (which shall not constitute notice) to:	Surf Air Global Ltd.
Attn: General Counsel
Email: legalnotices@surfair.com

If to GYBL:	GEM Yield Bahamas Ltd.
Attn: Cristopher F. Brown, Manager
Email: cbrown@gemny.com

With a copy (which shall not constitute notice) to:	Gibson, Dunn & Crutcher LLP
Attn: Boris Dolgonos
Email: bdolgonos@gibsondunn.com

If to the Purchaser:	GEM Global Yield LLC SCS
Attn: Christopher F. Brown, Manager
Email: cbrown@gemny.com

With a copy (which shall not constitute notice) to:	Gibson, Dunn & Crutcher LLP
Attn: Boris Dolgonos
Email: bdolgonos@gibsondunn.com

Either Party hereto may from time to time change its address for notices by giving at least 10 days’ advance written notice of such changed address to the other Party hereto.

Section 9.05  Waivers. No waiver by either Party of any default with respect to any provision, condition or requirement of this Agreement or any other Transaction Document shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No provision of this Agreement or any other Transaction Document may be waived other than in a written instrument signed by the Party against whom enforcement of such waiver is sought.

Section 9.06  Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 9.07  Successors and Assigns; Third-Party Beneficiary. Neither party may assign this Agreement or any other Transaction Document to any Person without the prior consent of the other party; provided that without the consent of the other, (i) the Company may assign its rights and obligations under this Agreement and other Transaction Documents to the Successor Company; (ii) the Purchaser may assign its rights and obligations under this Agreement or any other Transaction Document to an Affiliate of the Purchaser. In the event of (a) a Reverse Merger Transaction or (b) any other transaction (including by way of merger, consolidation, combination or otherwise), including the formation of any successor or other similar entity by the Company or an Affiliate thereof to facilitate, or in connection with, a Public Listing, this Agreement and each other Transaction Document shall be automatically assigned to the Successor Company, and the Parties agree that the terms of this Agreement and such other Transaction Document shall be construed to give effect to such assignment, including, without limitation, that: (x) the term “Company” shall be construed as “Successor Company”; and (y) the term “Shares” shall be construed as the common shares of the Successor Company. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns. For the avoidance of doubt, it is expressly agreed that the Successor Company shall be a third-party beneficiary of Section 4.10(a).

Section 9.08  Governing Law; Waiver of Jury Trial.

(a)  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions except Section 5-1401 of the New York General Obligations Law.

(b)  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 9.09  Survival. The representations and warranties of the Company and the Purchaser contained in ARTICLE III and the covenants contained in ARTICLE IV shall survive the execution and delivery hereof until the termination of this Agreement, and the agreements and covenants set forth in ARTICLE VIII of this Agreement shall survive the execution and delivery hereof. The provisions of ARTICLE VIII (Indemnification) shall remain in full force and effect indefinitely notwithstanding any termination of this Agreement or other Transaction Document.

Section 9.10  Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each Party and delivered to the other Parties hereto, it being understood that all Parties need not sign the same counterpart.

Section 9.11  Publicity. Without the prior written consent of the Purchaser, which shall not unreasonably be withheld, delayed or conditioned, the Company may not issue a press release or otherwise make a public statement or announcement with respect to this Agreement and the other Transaction Documents or the transactions contemplated hereby or thereby or the existence of this Agreement or any other Transaction Document (including, without limitation, by filing a copy thereof with the Commission). In the event that the Company is required by applicable law, rules or regulations (including Principal Market rules or regulations) to issue a press release or otherwise make a public statement or announcement with respect to any of such matters, the Company shall use its commercially reasonable efforts to consult with the Purchaser on the form and substance of such press release or other disclosure.

Section 9.12  Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 9.13  Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and each other Transaction Document. Each Party hereby expressly agrees that, in the event that any action or determination of the Commission or other regulatory or governmental authority, or the refusal or failure of any other governmental approval, would or does prohibit or otherwise materially interfere with the ability of the Parties to effect the transactions contemplated by this Agreement in the manner contemplated by and described in it, each such Party shall use its good-faith best efforts to resolve and cure such condition, including, without limitation, by amending this Agreement to the extent necessary therefor. In addition, each Party acknowledges that this Agreement and the other Transaction Documents have been prepared on the assumption that the Principal Market will be a U.S. stock exchange, and that the Common Shares will be registered with the Commission pursuant to Section 12(b) or 12(g) of the Securities Act. In the event that the Principal Market is not a U.S. stock exchange, then the Parties will negotiate in good faith to amend the Transaction Documents to effect the economic consequences thereof while preserving each of their rights and obligations.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

SURF AIR GLOBAL LTD.

By:	/s/ Sudhin Shahani
Name:	Sudhin Shahani
Title:	Chief Executive Officer

GEM GLOBAL YIELD LLC SCS

By:	/s/ Christopher F. Brown
Name:	Christopher F. Brown
Title:	Manager

GEM YIELD BAHAMAS LTD.

By:	/s/ Christopher F. Brown
Name:	Christopher F. Brown
Title:	Director

Exhibit A

FORM OF REGISTRATION RIGHTS AGREEMENT

[See attached.]

Execution Version

REGISTRATION RIGHTS AGREEMENT

August 26, 2020

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made and entered into as of the date first above written, by and among SURF AIR GLOBAL LTD., a company limited by shares formed under the laws of the British Virgin Islands and having BVI Co. No. 1915770 and a principal place of business at 12111 Crenshaw Boulevard, Hawthorne, California, 90250 (the “Company”), GEM GLOBAL YIELD LLC SCS, a “société en commandite simple” formed under the laws of Luxembourg having LEI No. 213800CXBEHFXVLBZO92 having an address at 412F, Route d’Esch, L-2086 Luxembourg (“Purchaser”); and GEM YIELD BAHAMAS LIMITED, a limited company formed under the laws of the Commonwealth of the Bahamas and having an address at 3 Bayside Executive Park, West Bay Street & Blake Road, P.O. Box N-4875, Nassau, The Bahamas (“GYBL,” and together with Purchaser, the “Parties”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

RECITALS

WHEREAS, the Company has offered GYBL the right to place with Purchaser up to U.S. $400,000,000 worth of Shares; and

WHEREAS, The Parties have agreed, upon the terms and subject to the conditions of that certain Share Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”) to the purchase and sale of such Shares and, to induce the Purchaser to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Purchaser hereby agree as follows:

1.  Definitions.

As used in this Agreement, the following terms shall have the following meanings:

(a)  “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(b)  “Effective Date” means the date that the Registration Statement has been declared effective by the SEC or that it went effective pursuant to Section 8 of the Securities Act.

(c)  “Effectiveness Deadline” means with respect to the Registration Statement, the earlier of (A) the 60th calendar day after the earlier of (1) the Filing Deadline and (2) the date on which such initial Registration Statement is filed with the SEC and (B) the fifth Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review, unless the Company is advised by the SEC that it will not accept an acceleration request for such Registration Statement but that it would not prevent such Registration Statement from becoming effective pursuant to Section 8 of the Securities Act, in which case the 25th Calendar Day after the Company is advised by the SEC that it will not accept an acceleration request for such Registration Statement but that it would not prevent such Registration Statement from becoming effective pursuant to Section 8 of the Securities Act.

(d)  “Filing Deadline” means with respect to the Registration Statement, the 360th calendar day after the date of this Agreement.

(e)  “Investor” means the Purchaser, GYBL, and any transferee or assignee thereof to which either of Purchaser or GYBL assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

(f)  “Legal Counsel” means legal counsel designated by Investor to review and oversee the Registration Statement and all New Registration Statements on Investors’ behalf.

(g)  “Person” means any person or entity including but not limited to any corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

(h)  “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more registration statements of the Company in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such registration statement(s) by the United States Securities and Exchange Commission (the “Commission”).

(i)  “Registrable Securities” mean all of (i) the Purchased Shares and the Shares which have been, or which may from time to time be, issued or issuable to the Investor pursuant to the Purchase Agreement; or (ii) any securities issued or issuable upon any share split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided that the Purchased Shares and the Shares, as applicable, shall cease to be Registrable Securities upon the earliest to occur of the following: (A) sale pursuant to a Registration Statement or Rule 144 under the Securities Act (in which case, only such security sold shall cease to be a Registrable Security); or (B) becoming eligible for sale without restriction under Rule 144.

(j)  “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the resale by the Investor of Registrable Securities, as such registration statement or registration statements may be amended and supplemented from time to time (including pursuant to Rule 462(b) under the Securities Act), including all documents filed as part thereof or incorporated by reference therein.

(k)  “Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration.

(l)  “Rule 415” means Rule 415 promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission providing for offering securities on a delayed or continuous basis.

2.  Registration.

(a)  Mandatory Registration. The Company shall prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the SEC an initial Registration Statement on Form S-1 or S-3, or such other form or forms as may be reasonably acceptable to the Investor and Legal Counsel, covering the resale by the Investor of Registrable Securities. The Registration Statement shall register with the Commission for resale all of the Registrable Securities. The Investor and Legal Counsel shall have a reasonable opportunity to review and comment upon such Registration Statement or amendment to such Registration Statement and any related prospectus prior to its filing with the Commission. Investor shall furnish all information reasonably requested by the Company for inclusion therein. The Company shall use its reasonable best efforts to have the Registration Statement or amendment declared effective by the Commission prior to the Effectiveness Deadline. Subject to Allowable Grace Periods (as defined herein below), the Company shall use reasonable best efforts to keep the Registration Statement effective pursuant to Rule 415 promulgated under the Securities Act and available for sales of all of the Registrable Securities at all times until the date as of which the Investor may sell all of the Registrable Securities without restriction pursuant to Rule 144(b)(1)(i) promulgated under the Securities Act (or successor thereto) (the “Registration Period”). The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b)  Rule 424 Prospectus. The Company shall, as required by applicable securities regulations, from time to time file with the Commission, pursuant to Rule 424 promulgated under the Securities Act, the prospectus, amendments and prospectus supplements, if any, to be used in connection with sales of the Registrable Securities under the Registration Statement. The Investor and its counsel shall have a reasonable opportunity to review and comment upon such prospectus prior to its filing with the Commission. The Investor shall use its reasonable best efforts to comment upon such prospectus within two Trading Days from the date the Investor receives the proposed final version of such prospectus.

(c)  Sufficient Number of Shares Registered. In the event the number of shares available under the Registration Statement is insufficient to cover all of the Registrable Securities, the Company shall file one or more additional Registration Statements (each a “New Registration Statement”), so as to cover all of such Registrable Securities as soon as practicable, but in any case not later than twenty (20) Trading Days after the necessity therefor arises. The Company shall use it reasonable best efforts to cause each such New Registration Statement to become effective as soon as practicable following the filing thereof.

(d)  Piggyback Registrations. Without limiting any of the Company’s obligations hereunder or under the Purchase Agreement, if there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s option or other employee benefit plans), then the Company shall deliver to the Investor a written notice of such determination and, if within five days after the date of the delivery of such notice, the Investor shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities the offer and sale of which the Investor requests to be registered; provided, however, the Company shall not be required to register the offer and sale of any Registrable Securities pursuant to this Section 2(d) that are eligible for resale pursuant to Rule 144 without restriction (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or that are the subject of a then-effective Registration Statement.

(e)  No Inclusion of Other Securities. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement pursuant to Section 2(a) or 2(c) without the prior written consent of the Investor. Subject to the proviso in Section 2(d), in connection with any offering contemplated by Section 2(d) involving an underwriting of shares, the Company shall not be required under this Section 2 or otherwise to include the Registrable Securities of any Investor therein unless such Investor accepts and agrees to the terms of the underwriting, which shall be reasonable and customary, as agreed upon between the Company and the underwriters selected by the Company. If, in connection with any offering contemplated by Section 2(d) involving an underwriting of shares, the managing underwriters advise the Company and the Investors that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing, distribution method or probability of success of such offering, then the Company will include in such registration (i) first, the securities that the Company proposes to sell; (ii) second, the Registrable Securities requested to be included in such registration, which in the opinion of such underwriters can be sold without adverse effect; and (iii) third, other securities requested to be included in such registration which in the opinion of such underwriters can be sold without adverse effect, pro rata among the holders of such securities on the basis of the number of such securities owned by each such holder.

(f)  Offering. If the staff of the Commission (the “Staff”) or the Commission seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices) (or as otherwise may be acceptable to the Investor), or if after the filing of the initial Registration Statement with the Commission pursuant to Section 2(a), the Company is otherwise required by the Staff or the Commission to reduce the number of Registrable Securities included in such initial Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such initial Registration Statement (with the prior consent of the Investor and Legal Counsel as to the specific Registrable Securities to be removed therefrom, which consent shall not be unreasonably withheld, delayed, denied, or conditioned) until such time as the Staff and the Commission shall so permit such Registration Statement to become effective and be used as aforesaid. Notwithstanding anything in this Agreement to the contrary, if after giving effect to the actions referred to in the immediately preceding sentence, the Staff or the Commission does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices) (or as otherwise may be acceptable to the Investor), the Company shall not request acceleration of the Effective Date of such Registration Statement and, in its sole and absolute discretion, may take such steps as may be required for such Registration Statement to become effective pursuant to Section 8 of the Securities Act. If not, the Company shall promptly (but in no event later than 48 hours) request the withdrawal of such Registration Statement pursuant to Rule 477 under the Securities Act, and the Effectiveness Deadline shall automatically be deemed to have elapsed with respect to such Registration Statement at such time as the Staff or the Commission has made a final and non-appealable determination that the Commission will not permit such Registration Statement to be so utilized (unless prior to such time the Company and the Investor have received assurances from the Staff or the Commission reasonably acceptable to Legal Counsel that a new Registration Statement filed by the Company with the Commission promptly thereafter may be so utilized). In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall file additional Registration Statements in accordance with Section 2(d) until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the prospectus contained therein is available for use by the Investor.

3.  Related Obligations. With respect to the Registration Statement and whenever any Registrable Securities are to be registered pursuant to Section 2 including on any New Registration Statement, the Company shall use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a)  The Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to any registration statement and the prospectus used in connection with such registration statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep the Registration Statement or any New Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement or any New Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement.

(b)  The Company shall permit the Investor to review and comment upon the Registration Statement or any New Registration Statement and all amendments and supplements thereto at least two Trading Days prior to their filing with the Commission, and not file any document in a form to which Investor reasonably objects. The Investor shall use its reasonable best efforts to comment upon the Registration Statement or any New Registration Statement and any amendments or supplements thereto within two (2) Trading Days from the date the Investor receives the final version thereof. The Company shall furnish to the Investor, without charge any correspondence from the Commission or the staff of the Commission to the Company or its representatives relating to the Registration Statement or any New Registration Statement.

(c)  Upon request of the Investor, the Company shall furnish to the Investor, (i) promptly after the same is prepared and filed with the Commission, at least one copy of such registration statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits; (ii) upon the effectiveness of any registration statement, a copy of the prospectus included in such registration statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request); and (iii) such other documents, including copies of any preliminary or final prospectus, as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor. For the avoidance of doubt, any filing available to the Investor via the Commission’s live EDGAR system shall be deemed “furnished to the Investor” hereunder.

(d)  The Company shall use reasonable best efforts to (i) register and qualify the Registrable Securities covered by a registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests; (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period; (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period; and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(e)  As promptly as practicable after becoming aware of such event or facts, the Company shall notify the Investor in writing of the happening of any event or existence of such facts as a result of which the prospectus included in any registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such registration statement to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to the Investor (or such other number of copies as the Investor may reasonably request). The Company shall also promptly notify the Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a registration statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Investor by email on the same day of such effectiveness); (ii) of any request by the Commission for amendments or supplements to any registration statement or related prospectus or related information; and (iii) of the Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate.

(f)  The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any registration statement, or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(g)  The Company shall (i) cause all the Registrable Securities to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange; or (ii) secure designation and quotation of all the Registrable Securities on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section.

(h)  Upon the Investor’s written request, the Company shall cooperate with the Investor to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to any registration statement and enable such certificates to be in such denominations or amounts as the Investor may reasonably request and registered in such names as the Investor may request.

(i)  The Company shall at all times provide a transfer agent and registrar with respect to its Common Shares.

(j)  If reasonably requested by the Investor, the Company shall (i) immediately incorporate in a prospectus supplement or post-effective amendment such information as the Investor reasonably believes should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any registration statement.

(k)  The Company shall use its reasonable best efforts to cause the Registrable Securities covered by any registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(l)  Within three Trading Days after any registration statement which includes the Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investor) confirmation that such registration statement has been declared effective by the Commission in the form attached hereto as Exhibit A. Thereafter, if requested by the Purchaser at any time, the Company shall require its counsel to deliver to the Purchaser a written confirmation whether or not the effectiveness of such registration statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) and whether or not the registration statement is current and available to the Purchaser for sale of all of the Registrable Securities.

(m)  The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of Registrable Securities pursuant to any registration statement.

(n)  Notwithstanding anything to the contrary herein (but subject to the last sentence of this Section 3(n)), at any time after the Effective Date of a particular Registration Statement, the Company may delay the disclosure of material, non-public information concerning the Company or any of its Subsidiaries the disclosure of which at the time is not, in the good-faith opinion of the board of directors of the Company, in the best interest of the Company, nor, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, however, that the Company shall promptly, but in no event later than 9:30 a.m. (New York City time) on the second Trading Day immediately prior to the commencement of any Grace Period (except for such case where it is impossible to provide such two-Trading Day advance notice, in which case the Company shall provide such notice as soon as possible), notify the Investor in writing of the (i) existence of material, non-public information giving rise to a Grace Period (provided that in each such notice the Company shall not disclose the content of such material, non-public information to the Investor) and the date on which such Grace Period will begin and (ii) date on which such Grace Period ends; provided, further, that (I) no Grace Period shall exceed 20 consecutive Trading Days, and during any 365-day period, all such Grace Periods shall not exceed an aggregate of 60 Trading Days; provided, further, that the Company shall not register any securities for the account of itself or any other shareholder during any such Grace Period (other than pursuant to a registration statement on Form S-4 or S-8), (II) the first day of any Grace Period must be at least three Trading Days (or such shorter period as may be agreed by the Parties) after the last day of any prior Grace Period and (III) no Grace Period may exist during (A) the first 10 consecutive Trading Days after the Effective Date of the particular Registration Statement or (B) the five-Trading Day period following each Settlement Date (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, such Grace Period shall begin on and include the date set forth in the notice referred to in clause (i) above, provided that such notice is received by the Investor not later than 9:30 a.m. (New York City time) on the second Trading Day immediately prior to such commencement date (except for such case where it is impossible to provide such two-Trading Day advance notice, in which case the Company shall provide such notice as soon as possible) and shall end on and include the later of the date the Investor receives the notice referred to in clause (ii) above and the date referred to in such notice. The provisions of Section 3(j) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of each Grace Period, the Company shall again be bound by the first sentence of Section 3(e) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary contained in this Section 3(n), the Company shall cause its transfer agent to deliver unlegended Common Shares to a transferee of the Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which the Investor has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, prior to the Investor’s receipt of the notice of a Grace Period and for which the Investor has not yet settled.

4.  Obligations of the Investor.

(a)  At least five Business Days prior to the first anticipated filing date of each Registration Statement, the Company shall notify the Investor in writing of the information the Company reasonably requires from the Investor in connection with any registration statement hereunder. The Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b)  The Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder, unless the Investor has notified the Company in writing of the Investor’s election to exclude all of the Investor’s Registrable Securities from such Registration Statement.

(c)  The Investor agrees that, upon receipt of any notice from the Company of the happening of any event or existence of facts of the kind described in Section 3(f) or the first sentence of Section 3(e), the Investor will immediately discontinue disposition of Registrable Securities pursuant to any registration statement(s) covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or the first sentence of Section 3(e). Notwithstanding anything to the contrary, the Company shall cause its transfer agent to promptly deliver Common Shares without any restrictive legend in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of Section 3(e) and for which the Investor has not yet settled.

5.  Expenses and Fees.

(a)  All reasonable expenses, other than sales or brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, FINRA filing fees (if any) and fees and disbursements of counsel for the Company, if any, shall be paid by the Company.

(b)  The Company shall pay the fees and expenses of the Legal Counsel in connection with the review and overseeing the Registration Statement and all New Registration Statements on Investors’ behalf.

6.  Indemnification.

(a)  To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, each Person, if any, who controls the Investor, the members, the directors, officers, shareholders, partners, employees, agents, advisors, representatives of the Investor and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, contingencies, costs (including, without limitation, court costs, reasonable attorneys’ fees, costs of defense and investigation), attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an indemnified party is or may be a party thereto, whether or not arising from a claim by a third party (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement, any New Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii)  any untrue statement or alleged untrue statement of a material fact contained in the any prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or in any prospectus supplement or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement or any New Registration Statement or (iv) any material violation by the Company of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section (a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information about the Investor furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement, any New Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); (ii) with respect to any superseded prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented, if such revised prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9.

(b)  In connection with the Registration Statement or any New Registration Statement, the Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement or any New Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information about the Investor furnished to the Company by the Investor expressly for use in connection with such registration statement; and, subject to Section 6(d), the Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Investor as a result of the sale of Registrable Securities pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9.

(c)  Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6 deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d)  The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e)  The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.  Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.  Reports and Disclosures under the Securities Acts.

With a view to making available to the Investor the benefits of Rule 144, the Company agrees, at the Company’s sole expense, to:

(a)  make and keep public information available, as those terms are understood and defined in Rule 144;

(b)  file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

(c)  furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request and subject to the delivery by the Investor of a bona fide fair market offer for a licensing or funding opportunity pursuant to the Purchase Agreement, (i) a written statement by the Company that it has complied with the reporting and/ or disclosure provisions of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration (for the avoidance of doubt, any filing available to the Investor via the Commission’s live EDGAR system shall be deemed “furnished to the Investor” hereunder); and

(d)  take such additional action as is requested by the Investor to enable the Investor to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s transfer agent as may be requested from time to time by the Investor and otherwise reasonably cooperate with Investor and Investor’s broker to effect such sale of securities pursuant to Rule 144.

The Company agrees that damages may be an inadequate remedy for any breach of the terms and provisions of this Section 8 and that Investor shall, whether or not it is pursuing any remedies at law, be entitled to equitable relief in the form of a preliminary or permanent injunction, without having to post any bond or other security, upon any breach or threatened breach of any such terms or provisions. Investor agrees that the Rule 144 rights under this Agreement are subject to the delivery by the Investor of a bona fide fair market offer for a licensing or funding opportunity pursuant to the Purchase Agreement.

9.  Assignment of Registration Rights. None of the Parties may assign this Agreement or any other Transaction Document to any Person without the prior consent of the others; provided that without the consent of the other, (i) the Company may assign its rights and obligations under this Agreement and other Transaction Documents to the Successor Company; (ii) the Purchaser may assign its rights and obligations under this agreement to an Affiliate of the Purchaser. In the event of a Reverse Merger Transaction, this Agreement shall be automatically assigned to the Successor Company, and the Parties agree that the terms of this Agreement shall be construed to give effect to such assignment.

10.  Amendment of Registration Rights. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the mutual written consent of the Company and the Investor. Failure of any Party to exercise any right or remedy under this Agreement or otherwise, or delay by a Party in exercising such right or remedy, shall not operate as a waiver thereof.

11.  Miscellaneous.

(a)  A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

(b)  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered upon receipt, when delivered by electronic mail, return receipt requested, properly addressed to the Party to receive the same. The addresses for such communications shall be:

If to the Company:	Surf Air Global Ltd.
Attn: Sudhin Shahani, Executive Chairman
Email: sudhin@surfair.com

With a copy (which shall not constitute notice) to:	Buchanan Ingersoll & Rooney PC Attn: Rajiv Khanna
Email: rajiv.khanna@bipc.com

If to GYBL:	GEM Yield Bahamas Ltd.
Attn: Cristopher F. Brown, Director
Email: cbrown@gemny.com

With a copy (which shall not constitute notice) to:	Willkie Farr & Gallagher LLP Attn: Robert Rizzo
Email: RRizzo@willkie.com

If to the Purchaser:	GEM Global Yield LLC SCS
Attn: Christopher F. Brown, Manager
Email: cbrown@gemny.com

With a copy (which shall not constitute notice) to	Willkie Farr & Gallagher LLP Attn: Robert Rizzo
Email: RRizzo@willkie.com

or at such other address and/or email address and/or to the attention of such other person as the recipient Party has specified by written notice given to each other Party three (3) Trading Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, or (B) mechanically or electronically generated by the sender’s computer or email service containing the time, date, recipient email address and text of such transmission shall be rebuttable evidence of personal service or receipt.

(c)  Failure of any Party to exercise any right or remedy under this Agreement or otherwise, or delay by a Party in exercising such right or remedy, shall not operate as a waiver thereof.

(d)  This Agreement shall be governed by the internal laws of the State of New York, without giving effect to the choice of law provisions except Section 5-1401 of the New York General Obligations Law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e)  All disputes, controversies or claims between the Parties arising out of or in connection with this Agreement (including its existence, validity or termination) which cannot be amicably resolved shall be finally resolved and settled under the Rules of Arbitration of the American Arbitration Association and its affiliate the International Center for Dispute Resolution in New York City. The arbitration tribunal shall be composed of one arbitrator. The arbitration will take place in New York City, New York, and shall be conducted in the English language. The arbitration award shall be final and binding on the Parties.

(f)  This Agreement and the Purchase Agreement constitute the entire agreement among the Parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings among the Parties hereto with respect to the subject matter hereof and thereof.

(g)  Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the Parties hereto.

(h)  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)  This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a Party, may be delivered to the other Party hereto by email in a “pdf” format data file of a copy of this Agreement bearing the signature of the Party so delivering this Agreement.

(j)  Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)  The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

THE COMPANY:

SURF AIR GLOBAL LTD.

By:
Name:	Sudhin Shahani
Title:	Executive Chairman

PURCHASER:

GEM GLOBAL YIELD LLC SCS

By:
Name:	Christopher F. Brown
Title:	Manager

GEM YIELD BAHAMAS LIMITED

By:
Name:	Christopher F. Brown
Title:	Director

[Signature Page to Registration Rights Agreement]

Exhibit A

FORM OF NOTICE OF EFFECTIVENESS OF REGISTRATION STATEMENT

[TRANSFER AGENT]
Attn:

Re: Surf Air Global Ltd.

Ladies and Gentlemen:

We are counsel to SURF AIR GLOBAL LTD., a limited company formed under the laws of the British Virgin Islands (the “Company”), and have represented the Company in connection with that certain private placement of shares (the “Offering”), pursuant to which the Company issued to GEM GLOBAL YIELD LLC SCS, a “société en commandite simple” formed under the laws of Luxembourg (the “Investor”) ____________ common shares (the “Shares”).

Pursuant to the Offering, the Company also has entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on ____________________, the Company filed a Registration Statement on Form _______ (File No. 333-_______) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names the Investor as a selling shareholder thereunder.

In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by _____________________ that the SEC has entered an order declaring the Registration Statement effective under the Securities Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS], and we have no knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement.

Very truly yours,

By:
Name:
Title:

cc: Investor

Exhibit B

FORM OF COMPANY CLOSING CERTIFICATE

[See attached.]

CLOSING CERTIFICATE
OF
SURF AIR GLOBAL LIMITED

August 26, 2020

Reference is made to the Share Purchase Agreement (the “Purchase Agreement”), of even date herewith, by and among SURF AIR GLOBAL LTD., a company limited by shares formed under the laws of the British Virgin Islands and having BVI Co. No. 1915770 and a principal place of business at 12111 Crenshaw Boulevard, Hawthorne, California, 90250 (the “Company”); GEM GLOBAL YIELD LLC SCS, a “société en commandite simple” formed under the laws of Luxembourg having LEI No. 213800CXBEHFXVLBZO92 having an address at 412F, Route d’Esch, L-2086 Luxembourg (”Purchaser”); and GEM YIELD BAHAMAS LIMITED, a limited company formed under the laws of the Commonwealth of the Bahamas and having an address at 3 Bayside Executive Park, West Bay Street & Blake Road, P.O. Box N-4875, Nassau, The Bahamas (“GYBL”). Capitalized terms not defined herein shall have the meanings given them in the Purchase Agreement.

Pursuant to Section 5.01 of the Purchase Agreement, the undersigned hereby certifies that he is the Executive Chairman of the Company, and that, as such, he is authorized to execute and deliver this certificate in the name and on behalf of the Company in connection with the execution and delivery of the Purchase Agreement and that certain Registration Rights Agreement by and among the Parties, in each case, as of even date herewith (collectively, the “Transaction Documents”), as well as the transactions contemplated thereby (the “Transactions”), to which this certificate relates, and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below.

1.	Attached hereto as Exhibit A is a true, correct and complete copy of action of the Board of Directors of the company taken by written consent, dated August 26, 2020 authorizing and ordering the Transactions and the Company’s performance thereof, as well as the execution and delivery of the Transaction Documents, this certificate, and other instruments ancillary thereto. The resolutions contained in Exhibit A have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.	Attached hereto as Exhibit B is a true, correct and complete copy of the Articles of Association of the Company, together with any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Articles of Association, the same being in full force and effect in the attached form as of the date hereof.

3.	Attached hereto as Exhibit C is a true, correct and complete copy of the Memorandum of Association of the Company, together with any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Memorandum of Association, the same being in full force and effect in the attached form as of the date hereof.

4.	The Company is validly existing and in good standing under the laws of the British Virgin Islands, and there are no pending winding up, liquidation or dissolution actions or proceedings by or against the Company.

5.	Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Purchase Agreement and each of the Transaction Documents on behalf of the Company.

Name	Position
Sudhin Shahani	Executive Chairman
John D’Agostino	Independent Director
James Bailey	Class A Group 1 Director

6.	The Company has all requisite corporate and legal power and authority to own and operate its assets and to carry on its business as it is now being conducted and to enter into and perform its obligations under the Transaction Documents.

7.	All corporate proceedings of the Company necessary to be taken in connection with the authorization, execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents have been duly taken, and all such authorizations are presently in effect.

8.	Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

9.	The undersigned has made due inquiry of all persons deemed necessary or appropriate to verify or confirm the statements contained herein.

10.	The undersigned is duly authorized and empowered by all corporate action to make this certification on behalf and in the name of the Company.

11.	The registered office of the Company is located at 12111 Crenshaw Boulevard, Hawthorne, California 90250.

IN WITNESS WHEREOF, the undersigned, being a duly elected and acting Executive Chairman of the Company, has executed this certificate as of the date first set forth above.

SURF AIR GLOBAL LIMITED

By:
Name:	Sudhin Shahani
Its:	Executive Chairman

[Signature Page to Company Closing Certificate]

EXHIBIT A

RESOLUTIONS

[See attached.]

EXHIBIT B

ARTICLES OF ASSOCIATION

[See attached.]

EXHIBIT C

MEMORANDUM OF ASSOCIATION

[See attached.]

Exhibit C

FORM OF COMPANY COMPLIANCE CERTIFICATE

[See attached.]

C-1

COMPLIANCE CERTIFICATE OF
SURF AIR GLOBAL LIMITED

Reference is made to that certain Share Purchase Agreement (the “Agreement”), dated as of August 26, 2020, by and among SURF AIR GLOBAL LTD., a company limited by shares formed under the laws of the British Virgin Islands and having BVI Co. No. 1915770 and a principal place of business at 12111 Crenshaw Boulevard, Hawthorne, California, 90250 (the “Company”); GEM GLOBAL YIELD LLC SCS, a “société en commandite simple” formed under the laws of Luxembourg having LEI No. 213800CXBEHFXVLBZO92 having an address at 412F, Route d’Esch, L-2086 Luxembourg (“Purchaser”); and GEM YIELD BAHAMAS LIMITED, a limited company formed under the laws of the Commonwealth of the Bahamas and having an address at 3 Bayside Executive Park, West Bay Street & Blake Road, P.O. Box N-4875, Nassau, The Bahamas (“GYBL”). Terms capitalized but not defined herein have the meanings given them in the Agreement.

Pursuant to Section 5.03(d) of the Agreement, the undersigned director of the Company, for and on behalf of the Company, in his capacity as officer of the Company and not in any individual capacity, hereby certifies as follows:

This certificate is delivered together with a Draw Down Notice in connection with a Draw Down exercise. The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement and each other Transaction Document to be performed, satisfied or complied with by the Company at or prior to the Draw Down Exercise Date, and shall have performed, satisfied or complied with all of the same as of the Settlement Date in respect of the Draw Down for which this certificate and the related Draw Down Notice are delivered.

IN WITNESS WHEREOF, the undersigned, being a duly elected and acting officer of the Company, has executed this Compliance Certificate as of the date set forth below.

SURF AIR GLOBAL LTD.

By:
Name:	Sudhin Shahani
Its:	Executive Chairman

Date:

C-2

Exhibit D

SHARE PURCHASE AGREEMENT
FORM OF DRAW DOWN NOTICE

Reference is made to the Second Amended and Restated Share Purchase Agreement dated as of February 8, 2023 (as amended from time to time) (the “Purchase Agreement”) by and among SURF AIR GLOBAL LTD., a limited company formed under the laws of the British Virgin Islands and having a principal place of business at 12111 Crenshaw Boulevard, Hawthorne, California, 90250; GEM GLOBAL YIELD LLC SCS, a “société en commandite simple” formed under the laws of Luxembourg having LEI No. 213800CXBEHFXVLBZO92 having an address at 412F, Route d’Esch, L-2086 Luxembourg; and GEM YIELD BAHAMAS LIMITED, a limited company formed under the laws of the Commonwealth of the Bahamas and having an address at 3 Bayside Executive Park, West Bay Street & Blake Road, P.O. Box N-4875, Nassau, The Bahamas. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

In accordance with and pursuant to Section 6.01 of the Purchase Agreement, the Company hereby issues this Draw Down Notice to exercise a Draw Down request for the Draw Down Amount indicated below.

Draw Down Amount Requested:
Draw Down Pricing Period start date:
Draw Down Pricing Period end date:
Settlement Date:
Draw Down Threshold Price:
Dollar Amount and Number of Shares Currently Unissued under the Registration Statement:
Dollar Amount and Number of Shares Currently Available under the Aggregate Limit:

Dated: By:	SURF AIR GLOBAL LTD.

	Name:	Sudhin Shahani
	Title:	Executive Chairman
	Address:	12111 Crenshaw Boulevard,
Hawthorne, California, 90250

D-1

Exhibit E

FORM OF CLOSING NOTICE

To:

Surf Air Global Ltd.
Sudhin Shahani, Executive Chairman
12111 Crenshaw Boulevard
Hawthorne, California, 90250

Attention:

We refer to the second amended and restated share purchase agreement dated February 8, 2023 (as amended from time to time) (the “Agreement”), by and among us, GEM Global Yield LLC SCS and GEM Yield Bahamas Ltd., and yourselves and to the Draw Down Notice delivered to us on _______________ 20__. Terms defined in the Agreement have the same meaning herein.

We hereby give you notice pursuant to Section 6.01(i) of the Agreement that we accept the Draw Down Notice, being ______ percent of the Draw Down Amount stated therein. [The reason that such number of Shares represents a smaller/greater number than the number of Shares set forth in the Draw Down Notice is as follows: ___________________________.]

The average of the closing bid prices in the Draw Down Pricing Period (excluding any closing bid prices pursuant to Section 6.01(g)) is _________ and the resulting Purchase Price is _________ (_______ percent of such average closing bid price). The aggregate Purchase Price pursuant to this Closing Notice is therefore _________. Copy extracts from Bloomberg showing each of the closing bid prices during the Draw Down Pricing Period are attached.

Please deliver such Shares in accordance with the following instructions:

______________________________________________________________

______________________________________________________________

Electronic book entry transfer requested (check one): YES ______ NO ______

[CREST] Participant ID:

[CREST] Account ID:

Signed by:

Name:

Date:

For and on behalf of

GEM GLOBAL YIELD LLC SCS

E-1